     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 1994

                                                       REGISTRATION NO. 33-52565
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                            LEAR SEATING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                               3714                             13-3386776
 (State or other jurisdiction of        (Primary Standard Industrial               (IRS Employer
  incorporation or organization)         Classification Code Number)            Identification No.)

                              21557 TELEGRAPH ROAD
                           SOUTHFIELD, MICHIGAN 48034
                                 (810) 746-1500
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                             JAMES H. VANDENBERGHE
                              21557 TELEGRAPH ROAD
                           SOUTHFIELD, MICHIGAN 48034
                                 (810) 746-1500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

                John L. MacCarthy                                    David O. Brownwood
                 Winston & Strawn                                 Cravath, Swaine & Moore
                35 W. Wacker Drive                                   835 Eighth Avenue
             Chicago, Illinois 60601                              New York, New York 10019
                  (312) 558-5600                                       (212) 474-1000

                         ------------------------------

     Approximate date of commencement of proposed sale to public: As soon as practicable after the registration statement becomes effective.
                         ------------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /
                         ------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment No. 2 to the Registration Statement is being filed with the Securities and Exchange Commission solely to file signed reports of the Registrant's independent public accountants and to complete a Note to the Registrant's consolidated financial statements.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Lear Seating Corporation:

     We have audited the accompanying consolidated balance sheets of LEAR SEATING CORPORATION AND SUBSIDIARIES ("the Company") as of June 30, 1992, June 30, 1993 and December 31, 1993 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 1991, 1992 and 1993 and for the twelve months and six months ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 1992, June 30, 1993 and December 31, 1993 and the results of its operations and its cash flows for the years ended June 30, 1991, 1992 and 1993 and for the twelve months and six months ended December 31, 1993, in conformity with generally accepted accounting principles.

     As discussed in Note 12 to the consolidated financial statements, as of July 1, 1993, the Company changed its method of accounting for post-retirement benefits other than pensions.

                                                /s/ ARTHUR ANDERSEN & CO.

                                                  ARTHUR ANDERSEN & CO.

Detroit, Michigan,
   February 10, 1994 (Except with
   respect to the matters discussed in
   Note 18, as to which the date is
   March 2, 1994).

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                         JUNE 30, 1992    JUNE 30, 1993    DECEMBER 31, 1993
                                                                         -------------    -------------    -----------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................................     $  33,217        $  53,787         $    55,034
  Accounts receivable, less allowance for doubtful accounts of $239 at
    June 30, 1992, $516 at June 30, 1993 and $644 at December 31,
    1993..............................................................       178,070          215,745             272,421
  Inventories.........................................................        46,427           40,877              71,731
  Unbilled customer tooling...........................................        10,741            8,565              19,441
  Other...............................................................        14,409            6,225              14,957
                                                                         -----------      -----------      --------------
                                                                             282,864          325,199             433,584
                                                                         -----------      -----------      --------------
PROPERTY, PLANT AND EQUIPMENT:
  Land................................................................        13,718           13,405              31,289
  Buildings and improvements..........................................        79,252           73,015             114,514
  Machinery and equipment.............................................       160,123          180,208             210,654
  Construction in progress............................................         3,144            2,094               5,030
                                                                         -----------      -----------      --------------
                                                                             256,237          268,722             361,487
      Less -- Accumulated depreciation................................       (76,732)        (103,527)           (110,530)
                                                                         -----------      -----------      --------------
                                                                             179,505          165,195             250,957
                                                                         -----------      -----------      --------------
OTHER ASSETS:
  Goodwill, less accumulated amortization of $36,568 at June 30, 1992,
    $46,116 at June 30, 1993 and $50,871 at December 31, 1993.........       317,913          309,165             403,694
  Deferred financing fees, net........................................         7,765            9,825              14,377
  Investments in affiliates and other.................................        11,837           10,825              11,679
                                                                         -----------      -----------      --------------
                                                                             337,515          329,815             429,750
                                                                         -----------      -----------      --------------
                                                                           $ 799,884        $ 820,209         $ 1,114,291
                                                                         -----------      -----------      --------------
                                                                         -----------      -----------      --------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings...............................................     $  11,982        $   1,211         $    48,155
  Cash overdrafts.....................................................         8,324           17,317              19,769
  Accounts payable....................................................       204,865          248,454             298,326
  Accrued liabilities.................................................        81,716          106,707             138,299
  Financing lease obligation..........................................        10,296               --                  --
  Current portion of long-term debt...................................        26,986            1,261               1,168
                                                                         -----------      -----------      --------------
                                                                             344,169          374,950             505,717
                                                                         -----------      -----------      --------------
LONG-TERM LIABILITIES:
  Deferred national income taxes......................................        26,392           15,536              15,889
  Long-term debt......................................................       348,331          321,116             498,324
  Other...............................................................        28,210           29,621              38,716
                                                                         -----------      -----------      --------------
                                                                             402,933          366,273             552,929
                                                                         -----------      -----------      --------------
COMMITMENTS AND CONTINGENCIES
COMMON STOCK SUBJECT TO REDEMPTION:
  Common stock subject to limited rights of redemption, $.01 par value, 905,850 shares at June 30, 1992, 990,033 shares at June 30,
    1993 and December 31, 1993, at estimated maximum redemption price of $5.00 per share at June 30, 1992 and 1993 and $13.64 per share
    at December 31, 1993..............................................         4,530            4,950              13,500
  Notes receivable from sale of common stock..........................        (1,065)          (1,065)             (1,065)
                                                                         -----------      -----------      --------------
                                                                               3,465            3,885              12,435
                                                                         -----------      -----------      --------------
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value, 15,000,000 shares authorized, no
    shares issued.....................................................            --               --                  --
  Common stock, $.01 par value, 49,500,000 shares authorized at June
    30, 1992 and 1993 and 150,000,000 shares authorized at December
    31, 1993, 33,894,168 shares issued at June 30, 1992, 37,809,981 shares issued at June 30, 1993 and December 31, 1993, net of
    shares subject to redemption......................................            10               12                 378
  Additional paid-in capital..........................................       131,650          150,993             156,551
  Warrants exercisable for common stock...............................        10,000           10,000              10,000
  Less -- Common stock held in treasury, 3,384,183 shares at June 30,
    1992, 3,300,000 shares at June 30, 1993 and December 31, 1993, at
    cost..............................................................       (10,255)         (10,000)            (10,000)
  Retained deficit....................................................       (84,646)         (74,532)           (109,248)
  Minimum pension liability adjustment................................        (2,858)          (3,240)             (4,164)
  Cumulative translation adjustment...................................         5,416            1,868                (307)
                                                                         -----------      -----------      --------------
                                                                              49,317           75,101              43,210
                                                                         -----------      -----------      --------------
                                                                           $ 799,884        $ 820,209         $ 1,114,291
                                                                         -----------      -----------      --------------
                                                                         -----------      -----------      --------------

      The accompanying notes are an integral part of these balance sheets.

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                             TWELVE MONTHS    SIX MONTHS
                                              YEAR ENDED JUNE 30,                ENDED          ENDED
                                      ------------------------------------   DECEMBER 31,    DECEMBER 31,
                                         1991         1992         1993          1993            1993
                                      ----------   ----------   ----------   -------------   ------------
Net sales...........................  $1,085,319   $1,422,740   $1,756,510    $ 1,950,288     $1,005,218
Cost of sales.......................     983,890    1,307,099    1,604,011      1,780,073        932,983
Selling, general and administrative
  expenses..........................      41,596       50,074       61,898         62,717         27,666
Incentive stock and other
  compensation expense (Note 14)....       1,353          (12)          --         18,016         18,016
Amortization of goodwill and other
  intangible assets.................      13,810        8,746        9,548          9,929          4,755
                                      ----------   ----------   ----------   -------------   ------------
  Operating income..................      44,670       56,833       81,053         79,553         21,798
Interest expense....................      61,676       55,158       47,832         45,656         24,767
Foreign currency exchange (gain)
  loss..............................       1,717          300          470             49           (193)
Other expense, net..................       1,574        7,859        4,331          7,750          6,520
                                      ----------   ----------   ----------   -------------   ------------
  Income (loss) before provision for
     national income taxes, minority
     interests in net income of
     subsidiaries, equity income of
     affiliates and extraordinary
     item...........................     (20,297)      (6,484)      28,420         26,098         (9,296)
Provision for national income
  taxes.............................      14,019       12,968       17,847         26,864         13,467
Minority interests in net income of
  subsidiaries......................       1,770          691          470            349             88
Equity (income) loss of
  affiliates........................      (2,917)      (3,013)         (11)         1,032            181
                                      ----------   ----------   ----------   -------------   ------------
  Income (loss) before extraordinary
     item...........................     (33,169)     (17,130)      10,114         (2,147)       (23,032)
Extraordinary loss on early
  extinguishment of debt............          --        5,100           --         11,684         11,684
                                      ----------   ----------   ----------   -------------   ------------
Net income (loss)...................  $  (33,169)  $  (22,230)  $   10,114    $   (13,831)    $  (34,716)
                                      ----------   ----------   ----------   -------------   ------------
                                      ----------   ----------   ----------   -------------   ------------
Net income (loss) per common share,
  as adjusted (Note 18):
  Income (loss) before extraordinary
     item...........................  $    (2.01)  $     (.62)  $      .25    $      (.06)    $     (.65)
  Extraordinary loss................          --         (.18)          --           (.33)          (.33)
                                      ----------   ----------   ----------   -------------   ------------
                                      $    (2.01)  $     (.80)  $      .25    $      (.39)    $     (.98)
                                      ----------   ----------   ----------   -------------   ------------
                                      ----------   ----------   ----------   -------------   ------------

        The accompanying notes are an integral part of these statements.

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                           WARRANTS                             MINIMUM
                                            ADDITIONAL   EXERCISABLE                            PENSION     CUMULATIVE
                                   COMMON    PAID-IN         INTO       TREASURY   RETAINED    LIABILITY    TRANSLATION
                                   STOCK     CAPITAL     COMMON STOCK    STOCK      DEFICIT    ADJUSTMENT   ADJUSTMENT    TOTAL
                                   ------   ----------   ------------   --------   ---------   ----------   ----------   --------
BALANCE, JUNE 30, 1990............  $  6     $ 59,454      $ 10,000     $(10,000)  $ (29,247)   $     --     $  5,079    $ 35,292
  Net loss........................    --           --            --           --     (33,169)         --           --     (33,169)
  Stock option compensation.......    --        1,353            --           --          --          --           --       1,353
  Re-acquisition of 21,450 shares
    of common stock subject to
    redemption from management
    investors, at cost............    --           65            --          (65)         --          --           --          --
  Foreign currency translation....    --           --            --           --          --          --          859         859
                                   ------   ----------   ------------   --------   ---------   ----------   ----------   --------
BALANCE, JUNE 30, 1991............     6       60,872        10,000      (10,065)    (62,416)         --        5,938       4,335
  Net loss........................    --           --            --           --     (22,230)         --           --     (22,230)
  Stock option compensation.......    --          (12)           --           --          --          --           --         (12)
  Re-acquisition of 62,700 shares
    of common stock subject to
    redemption from management
    investors, at cost............    --          190            --         (190)         --          --           --          --
  Sale of additional 14,999,985
    shares of common stock, net of
    transaction expenses..........     4       72,384            --           --          --          --           --      72,388
  Recognize minimum pension
    liability adjustment..........    --           --            --           --          --      (2,858)          --      (2,858)
  Foreign currency translation....    --           --            --           --          --          --         (522)       (522)
  Restate common stock subject to
    redemption to estimated
    maximum redemption value......    --       (1,784)           --           --          --          --           --      (1,784)
                                   ------   ----------   ------------   --------   ---------   ----------   ----------   --------
BALANCE, JUNE 30, 1992............    10      131,650        10,000      (10,255)    (84,646)     (2,858)       5,416      49,317
  Net loss........................    --           --            --           --     (10,771)         --           --     (10,771)
  Sale of additional 3,999,996
    shares of common stock, net of
    transaction expenses..........     2       19,598            --           --          --          --           --      19,600
  Sale of 84,183 shares of
    treasury stock to management
    investors.....................    --         (255)           --          255          --          --           --          --
  Foreign currency translation....    --           --            --           --          --          --       (4,640)     (4,640)
                                   ------   ----------   ------------   --------   ---------   ----------   ----------   --------
BALANCE, JANUARY 2, 1993..........    12      150,993        10,000      (10,000)    (95,417)     (2,858)         776      53,506
  Net income......................    --           --            --           --      20,885          --           --      20,885
  Minimum pension liability
    adjustment....................    --           --            --           --          --        (382)          --        (382)
  Foreign currency translation....    --           --            --           --          --          --        1,092       1,092
                                   ------   ----------   ------------   --------   ---------   ----------   ----------   --------
BALANCE, JUNE 30, 1993............    12      150,993        10,000      (10,000)    (74,532)     (3,240)       1,868      75,101
  Net loss........................    --           --            --           --     (34,716)         --           --     (34,716)
  Incentive stock option
    compensation..................    --       14,474            --           --          --          --           --      14,474
  Minimum pension liability
    adjustment....................    --           --            --           --          --        (924)          --        (924)
  Foreign currency translation....    --           --            --           --          --          --       (2,175)     (2,175)
  Restate common stock subject to
    redemption to estimated
    maximum redemption value......    --       (8,550)           --           --          --          --           --      (8,550)
  Thirty-three-for-one stock
    split.........................   366         (366)           --           --          --          --           --          --
                                   ------   ----------   ------------   --------   ---------   ----------   ----------   --------
BALANCE, DECEMBER 31, 1993........  $378     $156,551      $ 10,000     $(10,000)  $(109,248)   $ (4,164)    $   (307)   $ 43,210
                                   ------   ----------   ------------   --------   ---------   ----------   ----------   --------
                                   ------   ----------   ------------   --------   ---------   ----------   ----------   --------

        The accompanying notes are an integral part of these statements.

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                    TWELVE          SIX
                                                                                                    MONTHS         MONTHS
                                                                     YEAR ENDED JUNE 30,            ENDED          ENDED
                                                               -------------------------------   DECEMBER 31,   DECEMBER 31,
                                                                 1991       1992       1993          1993           1993
                                                               --------   --------   ---------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..........................................  $(33,169)  $(22,230)  $  10,114    $  (13,831)    $  (34,716)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities --
    Depreciation and amortization of goodwill and other
      intangible assets......................................    36,758     34,974      40,654        42,559         21,866
    Incentive stock option compensation......................     1,353        (12)         --        14,474         14,474
    Accreted interest on Senior Subordinated Discount
      Notes..................................................    10,322      4,738          --            --             --
    Amortization of deferred financing fees..................     4,096      3,198       2,972         2,594          1,065
    Deferred national income taxes...........................    (6,987)    (1,672)    (10,856)      (12,342)           (90)
    Post-retirement benefits accrued.........................        --         --          --         3,273          3,273
    Loss on retirement of property, plant and equipment......       316         82         374         6,752          6,373
    Extraordinary loss.......................................        --      5,100          --        11,684         11,684
    Other, net...............................................    (3,103)    (2,932)        482          (294)           583
    Net change in working capital items......................    23,921     26,801      50,760        58,388         (7,368)
                                                               --------   --------   ---------   ------------   ------------
      Net cash provided by operating activities..............    33,507     48,047      94,500       113,257         17,144
                                                               --------   --------   ---------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment.................   (20,892)   (27,926)    (31,595)      (45,915)       (28,989)
  Acquisitions (Note 6)......................................    (7,527)      (650)         --      (172,065)      (172,065)
  Proceeds from sale of property, plant and equipment........     2,860        996       1,044           968            133
  Other, net.................................................    (1,862)     1,593        (170)        2,226          2,207
                                                               --------   --------   ---------   ------------   ------------
      Net cash used by investing activities..................   (27,421)   (25,987)    (30,721)     (214,786)      (198,714)
                                                               --------   --------   ---------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Long-term revolving credit borrowings, net (Note 9)........     8,952    (10,284)    (24,130)      225,512        230,700
  Additions to other long-term debt..........................        --     20,000     125,000            --             --
  Reductions in other long-term debt.........................   (26,699)   (69,209)   (154,055)     (103,618)       (54,150)
  Short-term borrowings, net.................................    21,653    (15,270)    (10,771)       12,828         17,729
  Proceeds from sale of common stock, net....................        --     72,388      20,020            --             --
  Deferred financing fees....................................        --     (1,839)     (5,032)      (10,508)       (10,508)
  Increase (decrease) in cash overdrafts.....................    (2,205)   (10,867)      8,993         3,321          2,452
  Other, net.................................................       (25)      (190)         --            --             --
                                                               --------   --------   ---------   ------------   ------------
      Net cash provided (used) by financing activities.......     1,676    (15,271)    (39,975)      127,535        186,223
                                                               --------   --------   ---------   ------------   ------------
  Effect of foreign currency translation.....................     2,423        540      (3,234)       (2,507)        (3,406)
                                                               --------   --------   ---------   ------------   ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS......................    10,185      7,329      20,570        23,499          1,247
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.............    15,703     25,888      33,217        31,535         53,787
                                                               --------   --------   ---------   ------------   ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD...................  $ 25,888   $ 33,217   $  53,787    $   55,034     $   55,034
                                                               --------   --------   ---------   ------------   ------------
                                                               --------   --------   ---------   ------------   ------------
CHANGES IN WORKING CAPITAL, NET OF EFFECTS OF ACQUISITIONS:
  Accounts receivable, net...................................  $ 21,061   $(42,334)  $ (42,564)   $  (83,475)    $  (60,319)
  Inventories................................................    (2,682)    (6,081)      4,219         2,947         (4,225)
  Accounts payable...........................................     4,346     62,128      49,605        93,950         56,465
  Accrued liabilities and other..............................     1,196     13,088      39,500        44,966            711
                                                               --------   --------   ---------   ------------   ------------
                                                               $ 23,921   $ 26,801   $  50,760    $   58,388     $   (7,368)
                                                               --------   --------   ---------   ------------   ------------
                                                               --------   --------   ---------   ------------   ------------
SUPPLEMENTARY DISCLOSURE:
  Cash paid for interest.....................................  $ 47,304   $ 47,584   $  41,130    $   42,088     $   20,235
                                                               --------   --------   ---------   ------------   ------------
                                                               --------   --------   ---------   ------------   ------------
  Cash paid for income taxes.................................  $ 22,900   $ 12,135   $  21,843    $   15,685     $    4,255
                                                               --------   --------   ---------   ------------   ------------
                                                               --------   --------   ---------   ------------   ------------

        The accompanying notes are an integral part of these statements.

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of Lear Seating Corporation ("the Company"), a Delaware corporation, and its wholly-owned and majority-owned subsidiaries. Investments in less than majority-owned businesses are generally accounted for under the equity method (Note 7).

     Prior to December 31, 1993, the Company was a wholly-owned subsidiary of Lear Holdings Corporation ("Holdings"). On December 31, 1993, Holdings was merged with and into the Company and the separate corporate existence of Holdings ceased (the "Merger"). Prior to the Merger, Holdings had several other wholly-owned subsidiaries, including LS Acquisition No. 14 ("LS No. 14"), Lear Seating Holdings Corp. No. 50 ("LS No. 50") and Lear Seating Sweden, AB ("LS-Sweden"). In conjunction with the Merger, these companies became subsidiaries of the Company. The Merger has been accounted for and reflected in the accompanying financial statements as a merger of companies under common control. As such, the financial statements of the Company have been restated as if the current structure (post-Merger) had existed for all periods presented.

     In February 1994, the Company changed its fiscal year end from June 30 to December 31, effective December 31, 1993. Accordingly, the twelve months ended December 31, 1993 does not constitute a fiscal year.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     Transactions and balances among the Company and its subsidiaries have been eliminated in the consolidated financial statements.

  Inventories

     Inventories are stated at the lower of cost or market. Cost is determined principally using the first-in, first-out method. Finished goods and work-in-process inventories include material, labor and manufacturing overhead costs.

     Inventories are comprised of the following (in thousands):

                                                           JUNE 30,    JUNE 30,    DECEMBER 31,
                                                             1992        1993          1993
                                                           --------    --------    ------------
        Raw materials...................................   $ 29,931    $ 29,005      $ 42,470
        Work-in-process.................................      9,849       8,331        23,394
        Finished goods..................................      6,647       3,541         5,867
                                                           --------    --------    ----------
                                                           $ 46,427    $ 40,877      $ 71,731
                                                           --------    --------    ----------
                                                           --------    --------    ----------

  Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciable property is depreciated over the estimated useful lives of the assets, using principally the straight-line method as follows:

        Buildings and improvements.....................................    20 to 25 years
        Machinery and equipment........................................     5 to 15 years

  Goodwill and Other Intangible Assets

     Goodwill consists of purchase price and related acquisition costs in excess of the fair value of identifiable assets acquired. Goodwill is amortized on a straight-line basis over 40 years. The Company evaluates the

                   LEAR SEATING CORPORATION AND SUBSIDIARIES carrying value of goodwill for potential impairment on an ongoing basis. Such evaluations compare operating income before amortization of goodwill of the operations to which goodwill relates to the amortization recorded. The Company also considers future anticipated operating results, trends and other circumstances in making such evaluations.

     Other intangible assets, consisting of a license agreement, were amortized over the two-year term of the agreement, which expired in September 1990.

  Deferred Financing Fees

     Costs incurred in connection with the issuance of debt are amortized over the term of the related indebtedness using the effective interest method.

  Research and Development

     Costs incurred in connection with the development of new products and manufacturing methods are charged to operations as incurred. Such costs amounted to $7,923,000, $11,387,000, $18,229,000, $16,177,000 and $7,062,000 for the
years ended June 30, 1991, 1992 and 1993 and for the twelve and six months ended December 31, 1993, respectively.

  Foreign Currency Translation

     Assets and liabilities of foreign subsidiaries are generally translated into U.S. dollars at the exchange rates in effect at the end of the period. Revenue and expense accounts are translated using a weighted average of exchange rates in effect during the period. Translation adjustments that arise from translating a foreign subsidiary's financial statements from functional currency to U.S. dollars are reflected as cumulative translation adjustment in the consolidated balance sheets.

     Until December 31, 1992, non-monetary assets and liabilities of a foreign subsidiary operating in Mexico were translated using historical rates, while monetary assets and liabilities were translated at the exchange rates in effect at the end of the period, with the U.S. dollar effects of exchange rate changes included in the results of operations. As of January 1, 1993, Mexico's economy was no longer deemed to be highly inflationary, and since then, the accounts of the subsidiary operating in Mexico have been translated consistent with other foreign subsidiaries.

     Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency, except those transactions which operate as a hedge of a foreign currency investment position, are included in the results of operations as incurred.

  Income Taxes

     The consolidated financial statements reflect the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", for all periods presented. Since the twelve months ended December 31, 1993 does not constitute a fiscal year, the consolidated national income tax provision for this period was determined based upon the provisions of APB Opinion No. 28, "Interim Financial Reporting."

     Deferred national income taxes represent the effect of cumulative temporary differences between income and expense items reported for financial statement and tax purposes, and between the bases of various assets and liabilities for financial statement and tax purposes. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence, it is deemed more likely than not that the asset will not be realized.

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

  Industry Segment Reporting

     The Company is principally engaged in the design and manufacture of automotive seating and, therefore, separate industry segment reporting is not applicable.

  Reclassifications

     Certain items in prior years' financial statements have been reclassified to conform with the presentation used in the periods ended December 31, 1993.

(3) 1994 REFINANCING -- SUBSEQUENT EVENT

     On February 3, 1994, the Company completed a public offering of $145,000,000 of 8 1/4% Subordinated Notes, due 2002 (the "8 1/4% Notes"). The
8 1/4% Notes require interest payments semi-annually on February 1 and August 1. Fees and expenses related to the issuance of the 8 1/4% Notes are expected to be approximately $5,000,000, including underwriting fees of $2,400,000 paid to Lehman Brothers Inc.

     The net proceeds from the sale of the 8 1/4% Notes were used to finance the redemption of the 14% Subordinated Debentures. Simultaneous with the sale of 8 1/4% Notes, the Company called the 14% Subordinated Debentures for redemption on March 4, 1994, at a redemption price equal to 105.4% of the outstanding principal amount of $135,000,000, plus accrued interest to the redemption date. The premium for early extinguishment of the 14% Subordinated Debentures and the accelerated amortization of deferred financing fees totaled approximately $10,718,000. This amount has been reflected as an extraordinary loss in the periods ending December 31, 1993. The deferred tax benefit related to this extraordinary loss was offset by a valuation allowance.

(4) 1992 REFINANCING AND SALE OF COMMON STOCK

     On July 30, 1992, the Company sold $125,000,000 of 11 1/4% Senior Subordinated Notes (the "11 1/4% Notes") (Note 9). Fees and expenses related to issuance of the 11 1/4% Notes were approximately $5,032,000, including consulting and underwriting fees of $2,200,000 paid to Lehman Brothers Inc. and $50,000 paid to FIMA Finance Management, Inc., an affiliate of IFINT-USA Inc. ("FIMA"), for consulting fees.

     Simultaneous with the sale of the 11 1/4% Notes, the Company issued 3,999,996 shares of common stock to the four merchant banking partnerships affiliated with Lehman Brothers Inc. ("Lehman Funds") and FIMA, for total proceeds of approximately $20,000,000. Fees and expenses related to the sale were $400,000, paid to the Lehman Funds and FIMA. Certain management investors also purchased 84,183 shares of common stock previously held in treasury for approximately $421,000.

     On August 14, 1992, the Company redeemed the 14 1/4% Senior Subordinated Discount Notes (the "Discount Notes") at a redemption price equal to 103% of the outstanding principal amount of $85,000,000 plus accrued interest. The prepayment premium for early extinguishment of these notes and the accelerated amortization of deferred financing fees totaled approximately $4,686,000 and have been reflected as an extraordinary loss in the year ended June 30, 1992. The deferred tax benefit related to this extraordinary loss was offset by a valuation allowance.

     A portion of the net proceeds from the sale of the 11 1/4% Notes and common stock described above were used to finance the redemption of the Discount Notes and to prepay $15,000,000 of the Domestic Term Loan. The balance of the proceeds was designated for temporary reduction of outstanding borrowings on the Domestic Revolving Credit Loan, expansion of the Company's operations and for general corporate purposes.

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

(5) 1991 CAPITALIZATION AND RELATED TRANSACTIONS

  Capitalization

     Pursuant to a Stock Purchase Agreement dated September 27, 1991 (the "1991 Agreement"), the Company issued 14,999,985 shares of common stock to the Lehman Funds and FIMA, for total proceeds of approximately $75,000,000. Fees and expenses related to the sale and the transactions described below approximated $7,700,000, of which approximately $3,200,000 was charged to other expense and approximately $1,800,000 was capitalized as deferred financing fees. Such fees and expenses included $4,500,000 paid to Lehman Brothers. The Lehman Funds and FIMA also purchased all of the outstanding common stock and warrants owned by the Company's former majority owner, General Electric Capital Corporation ("GECC"), and certain other stockholders.

     Simultaneous with the sale of common stock, the Company obtained a $20,000,000 real estate mortgage from GECC.

     The net proceeds from the sale of common stock and the real estate mortgage were used to reduce outstanding borrowings on the Domestic Revolving Credit Loan by $32,000,000, to prepay the Domestic Term Loan by $48,500,000, and to purchase LS-Sweden (see discussion below). A write-off of deferred financing fees of $414,000 related to the prepayment of the Domestic Term Loan was recognized as an extraordinary loss in the consolidated statement of operations for the year ended June 30, 1992. The deferred tax benefit related to this extraordinary loss was offset by a valuation allowance.

     Assuming the sale of common stock and the retirement of debt had taken place on July 1, 1990, the Company's unaudited pro forma net loss per common share for the year ended June 30, 1991 would have been $(.99). The pro forma results and the weighted average shares outstanding used to calculate the pro forma net loss per common share give effect to the reduced interest expense, net of related income taxes, and the increased number of shares that would have been outstanding from July 1, 1990 through June 30, 1991, respectively.

     The 1991 Agreement required the Company to make certain representations and warranties prior to the sale with respect to its tax position and title to the new shares. The Company is required to indemnify the parties to the Agreement for any aggregate losses, liabilities, claims or expenses arising from a breach of the aforementioned representations and warranties. Management is not currently aware of any information or condition which will require indemnification under the terms of the Agreement.

  Lear Seating Sweden, AB

     In October 1990, the Company entered into an agreement with Saab Automobile AB ("Saab") in which, effective January 1991, Saab agreed to purchase, and the Company agreed to supply, completely assembled seat modules on a just-in-time basis to Saab's production facilities located in Trollhattan, Sweden. The Company then established a Swedish subsidiary, Lear Seating Sweden, AB ("LS-Sweden").

     In February 1991, the Company sold its investment in the common stock of LS-Sweden to GECC, then a major shareholder of the Company, for $100,000. The Company entered into an agreement with GECC to continue to manage the operations of LS-Sweden. GECC agreed to provide sufficient funds to LS-Sweden to finance the purchase of inventory and equipment from Saab at estimated book value of approximately $3,900,000 and to fund working capital requirements. In addition, GECC agreed to provide the Company with the right of first refusal in the event of sale, assignment, or transfer of substantially all of the assets or common stock of LS-Sweden.

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

     On September 27, 1991, and as part of the capitalization, the Company reacquired all common stock of LS-Sweden from GECC for $100,000. In addition, the Company repaid cumulative advances from GECC to LS-Sweden and related expenses in the aggregate amount of approximately $7,300,000.

     The sale and purchase transactions described above related to LS-Sweden's common stock are accounted for as transactions between entities under common control. Accordingly, the Company's consolidated financial statements include the balance sheet accounts and results of operations of LS-Sweden as if it were a subsidiary of the Company since its inception in January 1991.

(6) ACQUISITIONS

  Acquisition of Certain Assets of the North American Seating Business of Ford Motor Company ("NAB")

     On November 1, 1993, the Company purchased certain assets of the Plastics and Trim Products Division of Ford Motor Company ("Ford") consisting of (i) the U.S. operations that supply seat trim and trimmed seat assemblies to Ford which are manufactured by Favesa, S.A. de C.V. ("Favesa"); (ii) all of the shares of Favesa, a maquiladora company located in Juarez, Mexico; and (iii) certain inventories and assets employed in the operation of Favesa (collectively referred as the "NAB"). In connection with this transaction, the Company and Ford entered into a long-term supply agreement for certain products produced by these operations at agreed upon prices.

     This acquisition was accounted for as a purchase, and accordingly, the operating results of the NAB have been included in the accompanying financial statements since the date of acquisition. The purchase price, after giving effect to an adjustment related to changes in NAB working capital, was financed and allocated to the purchased assets as follows (in thousands):

        Cash consideration paid to seller, net of cash acquired of
          $2,671...........................................................   $170,727
        Execution of promissory notes (Notes 8 and 9)......................     10,500
        Fees and expenses (including $500 paid to Lehman Brothers Inc.)....      1,338
                                                                              --------
             Total purchase price..........................................   $182,565
                                                                              --------
                                                                              --------
        Property, Plant and Equipment......................................   $ 85,565
        Net non-cash working capital.......................................        773
        Other assets purchased and liabilities assumed, net................     (3,057)
        Goodwill...........................................................     99,284
                                                                              --------
             Total purchase price allocation...............................   $182,565
                                                                              --------
                                                                              --------

     The cash portion of the purchase price was financed with borrowings under the Company's domestic credit agreement (Note 9). The purchase price and related allocation may be revised in the next year based on revisions of preliminary estimates of fair values made at the date of purchase. Such changes are not expected to be significant.

     As part of the NAB Acquisition, the Company has exercised an option to cause Ford to purchase two facilities in consideration of Ford cancelling a $19,915,000 note payable (Note 8). The Company has exercised this option, and the sale of these facilities is scheduled to occur on March 15, 1994. The Company will lease one of these facilities until the earlier of March 15, 1996 or the date it vacates this facility.

     Assuming the acquisition had taken place as of the beginning of each period presented, the consolidated pro forma results of operations of the Company would have been as follows, after giving effect to certain adjustments, including certain operations adjustments consisting principally of managements' estimates of the effects of product pricing adjustments negotiated in connection with the acquisition and incremental ongoing

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

NAB engineering, overhead and administrative expenses, increased interest expense and goodwill amortization and the related income tax effects (Unaudited; in thousands, except per share data):

                                                                       TWELVE MONTHS         SIX MONTHS
                                                     YEAR ENDED            ENDED                ENDED
                                                    JUNE 30, 1993    DECEMBER 31, 1993    DECEMBER 31, 1993
                                                    -------------    -----------------    -----------------
Net sales........................................    $ 2,235,150        $ 2,361,422          $ 1,159,482
Income (loss) before extraordinary item..........         26,580              5,058              (19,582)
Net income (loss)................................         26,580             (6,626)             (31,266)
Income per common share before extraordinary
  item...........................................            .66                .12                 (.55)
Net income (loss) per common share...............            .66               (.16)                (.88)

     The pro forma information above does not purport to be indicative of the results that actually would have been obtained if the operations were combined during the periods presented, and is not intended to be a projection of future results or trends.

  Acquisition of Central de Industrias, S.A. de C.V. ("CISA")

     From April 1991 through October 1991, the Company, through LS No. 50, acquired approximately 4,514,600 shares of the common stock of CISA for an aggregate purchase price of approximately $8,177,000, including related expenses. These shares represented approximately 38% of CISA's outstanding common stock. Prior to this purchase, the Company had owned approximately 61% of CISA's common stock, resulting in a total ownership interest of over 99%. These acquisitions were accounted for as purchases and the aggregate purchase price approximated the fair value of net assets acquired.

  Acquisition of Fair Haven Industries, Inc.

     In July 1990, the Company, through a subsidiary, acquired 9,600 newly issued shares of the common stock of Fair Haven Industries, Inc. ("FHI") for approximately $750,000, plus related expenses. The shares acquired represented approximately 49% of FHI's outstanding common stock. The Company also received an option to acquire an additional 2% of FHI common stock for nominal additional consideration and an irrevocable proxy to vote those shares, resulting in a controlling interest. The 2% option was exercised in December 1991.

     The acquisition was accounted for as a purchase. The excess of the purchase price over the fair value of net assets acquired was approximately $3,801,000 with the minority interest valued at zero. Subsequently, the Company determined that the excess purchase price of $3,801,000 was not realizable and recorded the amount as a charge against operating income in the year ended June 30, 1991. FHI has been included in the Company's consolidated financial statements for all periods presented.

     In August 1993, the Company reached a settlement with the former owners of FHI in which the Company agreed to purchase the remaining 49% of FHI's common stock and release all claims against the former owners arising from the July 1990 purchase. The settlement amount, plus related legal costs, was not significant and was charged to operating income in the year ended June 30, 1993.

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

(7) INVESTMENTS IN AFFILIATES

     The investments in affiliates are as follows:

                                                               PERCENT BENEFICIAL OWNERSHIP
                                                            -----------------------------------
                                                                  JUNE 30,           DECEMBER
                                                            --------------------        31,
                                                            1991    1992    1993       1993
                                                            ----    ----    ----    -----------
        General Seating of America, Inc..................    35%     35%     35%         35%
        General Seating of Canada, Ltd...................    35      35      35          35
        Pacific Trim Corporation Ltd. (Thailand).........    20      20      20          20
        Probel, S.A. (Brazil)............................    31      31      31          31
        Moldeados Interiores, S.A. de C.V................    38      --      --          --

     The above businesses are generally involved in the manufacture of automotive seating and seating components.

     Investments in General Seating of America, Inc., General Seating of Canada, Ltd., and Pacific Trim Corporation Ltd. are accounted for using the equity method. In June 1993, the Company revalued its investment in Probel, which was previously accounted for using the cost method, to zero due to continued operating losses and other factors impacting its potential recoverability. A charge of approximately $1,700,000 was recorded and is reflected in equity income of affiliates in the consolidated statement of operations in the year ended June 30, 1993 and the twelve months ended December 31, 1993.

     The investment in Moldeados Interiores, S.A. de C.V. was accounted for using the equity method until its sale in July 1991. The gain recognized on this sale was not material.

     The aggregate investment in affiliates was $6,379,000, $4,756,000 and $4,593,000 as of June 30, 1992, June 30, 1993 and December 31, 1993,
respectively.

     Dividends of approximately $930,000 and $985,000 were received by the Company in the years ended June 30, 1992 and 1993, respectively, from General Seating of Canada, Ltd. No other dividends were received by the Company from affiliates during 1991, 1992 or 1993.

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

     Summarized group financial information for affiliates accounted for under the equity method is as follows (unaudited, in thousands):

                                                            JUNE       JUNE       DECEMBER
                                                             30,        30,          31,
                                                            1992       1993         1993
                                                           -------    -------    -----------
        Balance sheet data:
          Current assets................................   $19,032    $17,004      $18,277
          Non-current assets............................    15,154     13,717       14,081
          Current liabilities...........................    18,847     16,757       14,478
          Non-current liabilities.......................     5,700      5,700        5,700

                                                                            TWELVE MONTHS     SIX MONTHS
                                              YEAR ENDED JUNE 30,               ENDED           ENDED
                                        --------------------------------    DECEMBER 31,     DECEMBER 31,
                                          1991        1992        1993          1993             1993
                                        --------    --------    --------    -------------    ------------
Income statement data:
  Net sales..........................   $114,705    $129,220    $119,837      $ 122,448        $ 58,399
  Gross profit.......................     17,541      19,335      13,001         12,593           4,915
  Income before provision for income
     taxes...........................      8,491      11,643      10,833          7,317           2,347
  Net income.........................      7,926       8,246       6,566          5,031           1,409

     The Company had sales to affiliates of approximately $10,393,000, $11,787,000, $10,711,000, $11,123,000 and $5,315,000 for the years ended June
30, 1991, 1992 and 1993, and for the twelve and six months ended December 31, 1993, respectively. Included in the Company's accounts receivable are trade receivables from affiliates of approximately $1,056,000, $878,000 and $936,000 at June 30, 1992, June 30, 1993 and December 31, 1993, respectively.

     The Company has guaranteed certain obligations of its affiliates. The Company's share of amounts outstanding under guaranteed obligations as of June 30, 1992, June 30, 1993 and December 31, 1993 amounted to $3,484,000, $3,224,000 and $6,253,000, respectively.

(8) SHORT-TERM BORROWINGS

     Short-term borrowings are comprised of the following (in thousands):

                                                       JUNE 30, 1992    JUNE 30, 1993    DECEMBER 31, 1993
                                                       -------------    -------------    -----------------
Lines of credit.....................................      $11,982          $ 1,211            $18,152
Unsecured notes payable --
  Ford Motor Company, non-interest bearing..........           --               --              9,300
  Ford Motor Company, 11 1/2% (Note 6)..............           --               --             19,915
Trade acceptance payable, 7 1/4%....................           --               --                788
                                                       -------------    -------------    -----------------
                                                          $11,982          $ 1,211            $48,155
                                                       -------------    -------------    -----------------
                                                       -------------    -------------    -----------------

     At December 31, 1993, the Company has lines of credit available with banks of approximately $69,190,000, subject to certain restrictions imposed by the credit agreement (Note 9). Short-term bank

                   LEAR SEATING CORPORATION AND SUBSIDIARIES borrowings, in U.S. dollar equivalents, based on the amounts outstanding at the end of each month were as follows for the indicated period (in thousands):

                                          YEAR ENDED JUNE 30,           TWELVE MONTHS         SIX MONTHS
                                     -----------------------------          ENDED                ENDED
                                      1991       1992       1993      DECEMBER 31, 1993    DECEMBER 31, 1993
                                     -------    -------    -------    -----------------    -----------------
Maximum amount outstanding at any
  month-end.......................   $21,119    $18,092    $16,260         $18,152              $18,152
Average amount outstanding........    12,540     15,394      8,198           6,908                7,362
Weighted average interest rate at
  end of period...................      16.9%       8.7%       8.6%            6.3%                 6.3%
Weighted average interest rate
  during the period...............      16.3%      13.2%       9.9%            6.0%                 6.9%

(9) LONG-TERM DEBT

     Long-term debt is comprised of the following (in thousands):

                                                       JUNE 30, 1992    JUNE 30, 1993    DECEMBER 31, 1993
                                                       -------------    -------------    -----------------
Senior Debt:
  Term loans --
     Domestic.......................................     $  51,300        $  33,550          $      --
     Canadian.......................................        50,000               --                 --
     German.........................................         9,887            8,827              7,592
                                                       -------------    -------------    -----------------
                                                           111,187           42,377              7,592
                                                       -------------    -------------    -----------------
  Revolving credit loans --
     Domestic.......................................        16,662               --            230,700
     Canadian.......................................         7,468               --                 --
                                                       -------------    -------------    -----------------
                                                            24,130               --            230,700
                                                       -------------    -------------    -----------------
  Mortgage payable..................................        20,000           20,000                 --
                                                       -------------    -------------    -----------------
                                                           155,317           62,377            238,292
          Less -- Current portion...................       (26,986)          (1,261)            (1,168)
                                                       -------------    -------------    -----------------
                                                           128,331           61,116            237,124
                                                       -------------    -------------    -----------------
Subordinated Debt:
  14 1/4% Senior Subordinated Discount Notes (Note
     4).............................................        85,000               --                 --
  11 1/4% Senior Subordinated Notes (Note 4)........            --          125,000            125,000
  14% Subordinated Debentures (Note 3)..............       135,000          135,000            135,000
                                                       -------------    -------------    -----------------
                                                           220,000          260,000            260,000
                                                       -------------    -------------    -----------------
Note Payable........................................            --               --              1,200
                                                       -------------    -------------    -----------------
                                                         $ 348,331        $ 321,116          $ 498,324
                                                       -------------    -------------    -----------------
                                                       -------------    -------------    -----------------

     In October 1993, the Company amended and restated its existing credit agreement with a syndicate of banks. The new $425 million revolving credit facility (the "Credit Agreement") enabled the Company to replace the existing Domestic Term Loan and Domestic Revolving Credit Facility, finance the cash portion of the NAB Acquisition (Note 6) and retire an existing $20 million mortgage payable. The accelerated amortization of deferred financing fees related to the previous Domestic Term Loan and Domestic Revolving Credit Facility and the mortgage payable totaled approximately $1,464,000. This amount, net of the related tax benefit of $498,000, has been reflected as an extraordinary loss in the periods ending December 31, 1993.

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

In connection with this transaction, the Company paid $500,000 to Lehman Brothers for consulting fees. In addition, Lehman Commercial Paper, Inc., an affiliate of the Lehman Funds, is a managing agent of the Credit Agreement and received fees of $666,000.

     Loans under the Credit Agreement bear interest at the Eurodollar rate plus 3/4% to 1 1/2% or prime rate plus 0% to 1/2%, depending on the satisfaction of certain financial ratios. The Company pays a commitment fee on the unused balance of the facility of 3/8% to 1/2%, depending on certain ratios. At December 31, 1993, interest was being charged at the Eurodollar rate plus 1 1/2% and the commitment fee is 1/2%. Amounts available to be drawn under the Credit Agreement will decrease by $40 million on each of October 31, 1996, April 29, 1997, October 31, 1997 and April 29, 1998. The facility expires on October 31, 1998.

     The German Term Loan bears interest at a stated rate of 9.125%, is payable in Deutschemarks in quarterly installments of approximately $292,000 through March 2000, and is collateralized by certain assets of a German subsidiary.

     The Canadian Revolving Credit Loan bears interest at the prime rate plus 1/2%, is payable in September 1994, with an option to extend through September 1995 with the consent of the lending banks, and is guaranteed by letters of credit issued under the Credit Agreement.

     The Company had available unused long-term revolving credit commitments of $157,454,000 at December 31, 1993, net of $36,846,000 of outstanding letters of credit. Borrowings on revolving credit loans were $665,594,000, $737,839,000, $549,208,000, $986,308,000 and $820,519,000 for the years ended June 30, 1991,
1992 and 1993 and the twelve and six months ended December 31, 1993, respectively. Repayments on revolving credit loans were $656,642,000, $748,123,000, $573,338,000, $760,796,000 and $589,819,000 for the years ended
June 30, 1991, 1992 and 1993 and the twelve and six months ended December 31, 1993, respectively.

     The weighted average interest rates on the Senior Debt as of June 30, 1992, June 30, 1993 and December 31, 1993 were 7.3%, 7.5% and 5.1%, respectively.

     The 11 1/4% Senior Subordinated Notes, due in 2000, require payments of interest semi-annually.

     The 14% Subordinated Debentures were redeemed subsequent to December 31, 1993 in connection with the refinancing (Note 3).

     The Credit Agreement and Subordinated Debt Agreements contain numerous restrictive covenants. The most restrictive of these covenants are financial covenants related to maintenance of certain levels of net worth, operating profit and interest coverage. The financial covenants generally become more restrictive with the passage of time. These agreements also, among other things, significantly restrict the Company's ability to incur additional indebtedness, declare dividends, make investments and advances, sell assets and limit capital expenditures to specified amounts. The German Term Loan agreement also contains certain restrictive covenants.

     As of December 31, 1993, the Company is unable to declare dividends. Loans under the Credit Agreement and the German Term Loan are collectively collateralized by substantially all assets of the Company.

     The scheduled maturities of long-term debt at December 31 for the five succeeding years before consideration of the refinancing described in Note 3 are as follows (in thousands):

        1994...............................................................   $  1,168
        1995...............................................................      2,368
        1996...............................................................      1,168
        1997...............................................................      1,168
        1998...............................................................    265,618

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

(10) NATIONAL INCOME TAXES

     A summary of income (loss) before provision for national income taxes and components of the provision for national income taxes for the indicated periods is as follows (in thousands):

                                                                          TWELVE           SIX
                                                                          MONTHS          MONTHS
                                          YEAR ENDED JUNE 30,             ENDED           ENDED
                                    -------------------------------    DECEMBER 31,    DECEMBER 31,
                                      1991        1992       1993          1993            1993
                                    --------    --------    -------    ------------    ------------
        Income (loss) before
          provision for national
          income taxes, minority
          interests in net income
          of subsidiaries, equity
          income of affiliates
          and extraordinary item:
             Domestic............   $(47,302)   $(19,964)   $ 6,759      $ (3,433)       $(15,105)
             Foreign.............     27,005      13,480     21,661        29,531           5,809
                                    --------    --------    -------    ------------    ------------
                                    $(20,297)   $ (6,484)   $28,420      $ 26,098        $ (9,296)
                                    --------    --------    -------    ------------    ------------
                                    --------    --------    -------    ------------    ------------
        Domestic provision for
          national income taxes:
             Current provision...   $     --    $  2,146    $ 6,873      $  7,442        $  5,404
                                    --------    --------    -------    ------------    ------------
             Deferred --
               Deferred
                  provision......        958       2,603      1,481           904             943
               Tax benefit of net
                  operating
                  losses carried
                  back...........     (6,119)         --         --            --              --
               Benefit of
                  previously
                  unbenefitted
                  net operating
                  loss
                 carryforwards...         --          --     (2,446)       (2,953)         (1,613)
                                    --------    --------    -------    ------------    ------------
                                      (5,161)      2,603       (965)       (2,049)           (670)
                                    --------    --------    -------    ------------    ------------
        Foreign provision for
          national income taxes:
             Current provision...     21,006      12,494     17,449        22,477           9,739
                                    --------    --------    -------    ------------    ------------
             Deferred --
               Deferred
                  provision......        242      (2,123)    (1,725)       (1,006)         (1,006)
               Adjustment due to
                  changes in
                  enacted tax
                  rates..........         --          --       (993)           --              --
               Tax benefit of
                  operating
                  losses.........     (2,068)     (2,152)    (2,792)           --              --
                                    --------    --------    -------    ------------    ------------
                                      (1,826)     (4,275)    (5,510)       (1,006)         (1,006)
                                    --------    --------    -------    ------------    ------------
        Provision for national
          income taxes...........   $ 14,019    $ 12,968    $17,847      $ 26,864        $ 13,467
                                    --------    --------    -------    ------------    ------------
                                    --------    --------    -------    ------------    ------------

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

     The differences between the United States Federal statutory income tax rate of 35% for the periods ended December 31, 1993 and 34% for the years ended June 30, 1991, 1992 and 1993 and the consolidated effective national income tax rate for the periods indicated are summarized as follows (in thousands):

                                                                            TWELVE MONTHS     SIX MONTHS
                                                YEAR ENDED JUNE 30,             ENDED           ENDED
                                           -----------------------------    DECEMBER 31,     DECEMBER 31,
                                            1991       1992       1993          1993             1993
                                           -------    -------    -------    -------------    ------------
Income (loss) before provision for
  national income taxes, minority
  interests in net income of
  subsidiaries, equity income of
  affiliates and extraordinary item
  multiplied by the United States Federal
  statutory rate.........................  $(6,901)   $(2,205)   $ 9,663       $ 9,135         $ (3,254)
Utilization of domestic net operating
  loss carryforwards.....................       --         --     (2,446)       (2,953)          (1,613)
Differences between domestic and
  effective foreign tax rates............    9,999      3,636        901         3,664            2,420
Operating losses not tax benefitted......    6,663      8,562      3,674         4,850            4,280
Increase in valuation allowance..........       --         --        426         8,775           10,850
Domestic income taxes provided on foreign
  earnings...............................       --         --      1,564           875               70
Amortization of goodwill.................    4,259      2,974      3,246         3,344            1,531
Other, net...............................       (1)         1        819          (826)            (817)
                                           -------    -------    -------    ----------       ----------
                                           $14,019    $12,968    $17,847       $26,864         $ 13,467
                                           -------    -------    -------    ----------       ----------
                                           -------    -------    -------    ----------       ----------

     Deferred national income taxes represent temporary differences in the recognition of certain items for income tax and financial reporting purposes. The components of the net deferred national income tax liability are summarized as follows (in thousands):

                                                           JUNE 30,    JUNE 30,    DECEMBER 31,
                                                             1992        1993          1993
                                                           --------    --------    ------------
        Deferred national income tax liabilities:
          Depreciation and basis difference.............   $ 28,165    $ 18,837      $ 13,788
          Financing and intercompany transactions.......      9,348       9,855         9,663
          Taxes provided on unremitted foreign
             earnings...................................      2,346       1,930         6,054
          Benefit plans.................................         --       1,234         1,264
          Other.........................................      1,440       1,740         2,646
                                                           --------    --------    ----------
                                                           $ 41,299    $ 33,596      $ 33,415
                                                           --------    --------    ----------
                                                           --------    --------    ----------

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

                                                         JUNE 30,    JUNE 30,    DECEMBER 31,
                                                           1992        1993          1993
                                                         --------    --------    ------------
        Deferred national income tax assets:
          Tax credit carryforwards....................   $(18,105)   $(18,105)     $(23,671)
          Tax loss carryforwards......................     (7,187)    (13,203)      (17,082)
          Benefit plans...............................     (3,676)     (4,645)       (6,153)
          Accruals....................................     (3,306)     (3,654)       (5,435)
          Deferred financing fees.....................     (2,922)     (1,640)       (4,742)
          Minimum pension liability adjustment........     (1,563)     (1,962)       (1,784)
          Alternative minimum tax carryforward........     (1,242)     (1,053)         (432)
          Deferred compensation.......................     (1,324)     (1,324)       (7,640)
          Other.......................................       (413)     (1,398)       (1,290)
                                                         --------    --------    ----------
                                                          (39,738)    (46,984)      (68,229)
        Valuation allowance...........................     24,209      30,108        51,454
                                                         --------    --------    ----------
                                                          (15,529)    (16,876)      (16,775)
                                                         --------    --------    ----------
        Net deferred national income tax liability....   $ 25,770    $ 16,720      $ 16,640
                                                         --------    --------    ----------
                                                         --------    --------    ----------

     The net deferred national income tax liability includes deferred tax assets of $2,173,000, $81,000 and $58,000 as of June 30, 1992, June 30, 1993 and
December 31, 1993, respectively, and a deferred tax liability of $1,551,000, $1,265,000 and $1,561,000 as of June 30, 1992, June 30, 1993 and December 31,
1993, respectively, which have been classified as current in the consolidated balance sheets and a deferred tax asset of $752,000 as of December 31, 1993, which has been classified as long-term in the consolidated balance sheet.

     Deferred national income taxes and withholding taxes have been provided on earnings of the Company's Canadian subsidiary to the extent it is anticipated that the earnings will be remitted in the form of future dividends. Deferred national income taxes and withholding taxes have not been provided on the undistributed earnings of the Company's European and Mexican subsidiaries as such amounts are deemed to be permanently reinvested. The cumulative undistributed earnings at December 31, 1993 on which the Company had not provided additional national income taxes and withholding taxes were approximately $19,942,000.

     In June 1993, the Company settled with the Canadian taxing authorities on the open issues relating to its Canadian tax returns through 1989. In addition, a settlement was reached with Revenue Canada regarding treatment of certain items relating to the Company's financing subsidiaries. The expense related to these settlements was provided by the Company prior to the year ended June 30, 1993, and did not have a material effect on the Company's results of operations or financial position.

     As of December 31, 1993 the Company had a net operating loss carryforward for United States income tax return purposes of approximately $1,039,000, subject to certain limitations, expiring in the year 2006. In addition, two European subsidiaries had net operating loss carryforwards for tax return purposes totalling approximately $31,500,000, which have no expiration date, and FHI had a net operating loss carryforward of approximately $7,200,000, expiring in 2007. The foreign tax credit carryforwards expire in 1994 through 1996.

(11) RETIREMENT PLANS

     The Company has noncontributory defined benefit pension plans covering substantially all domestic employees and certain employees in foreign countries. The Company's salaried plans provide benefits based on a career average earnings formula. Hourly pension plans provide benefits under flat benefit formulas. The Company also has a contractual arrangement with a key employee which provides for supplemental retirement benefits. In general, the Company's policy is to fund these plans based on legal requirements, tax considerations, and local practices.

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

     Components of the Company's pension expense include the following for the periods indicated (in thousands):

                                                                                      TWELVE MONTHS     SIX MONTHS
                                                          YEAR ENDED JUNE 30,             ENDED           ENDED
                                                     -----------------------------    DECEMBER 31,     DECEMBER 31,
                                                      1991       1992       1993          1993             1993
                                                     -------    -------    -------    -------------    ------------
Service cost......................................   $ 2,229    $ 2,921    $ 3,096       $ 3,466         $  1,918
Interest cost on projected benefit obligation.....     5,309      6,211      5,908         6,142            3,188
Actual return on assets...........................    (2,942)    (4,894)    (6,618)       (7,847)          (4,538)
Net amortization and deferral.....................    (1,886)       471      1,785         3,131            2,238
                                                     -------    -------    -------    -------------    ----------
Net pension expense...............................   $ 2,710    $ 4,709    $ 4,171       $ 4,892         $  2,806
                                                     -------    -------    -------    -------------    ----------
                                                     -------    -------    -------    -------------    ----------

     The following table sets forth a reconciliation of the funded status of the Company's defined benefit pension plans to the related amounts recorded in the consolidated balance sheets (in thousands):

                                        JUNE 30, 1992                   JUNE 30, 1993                 DECEMBER 31, 1993
                                 ----------------------------    ----------------------------    ----------------------------
                                  PLANS WHOSE     PLANS WHOSE     PLANS WHOSE     PLANS WHOSE     PLANS WHOSE     PLANS WHOSE
                                 ASSETS EXCEED    ABO EXCEEDS    ASSETS EXCEED    ABO EXCEEDS    ASSETS EXCEED    ABO EXCEEDS
                                      ABO           ASSETS            ABO           ASSETS            ABO           ASSETS
                                 -------------    -----------    -------------    -----------    -------------    -----------
Actuarial present value of:
  Vested benefit obligation....     $11,393         $47,570         $13,946         $48,001         $11,938        $  58,076
  Non-vested benefit
    obligation.................          42           2,171             809           1,908              77            3,139
                                 ----------       ---------      ----------       ---------      ----------       ----------
Accumulated benefit obligation
  (ABO)........................      11,435          49,741          14,755          49,909          12,015           61,215
Effects of anticipated future
  compensation increases.......         983           8,366           9,135             883           1,075           10,097
                                 ----------       ---------      ----------       ---------      ----------       ----------
Projected benefit obligation...      12,418          58,107          23,890          50,792          13,090           71,312
Plan assets at fair value......      16,952          36,674          21,942          36,034          18,317           42,833
                                 ----------       ---------      ----------       ---------      ----------       ----------
Projected benefit obligation in
  excess of (less than) plan
  assets.......................      (4,534)         21,433           1,948          14,758          (5,227)          28,479
Unamortized net loss...........      (3,027)         (6,838)         (2,946)         (4,943)         (1,270)         (12,461)
Unrecognized prior service
  cost.........................          --             165             641          (2,041)            (20)          (1,065)
Unamortized net asset
  (obligation) at transition...       5,047          (1,922)          4,039          (1,413)          4,001           (1,580)
Adjustment required to
  recognize minimum
  liability....................          --           6,545              --           7,601              --           11,105
                                 ----------       ---------      ----------       ---------      ----------       ----------
Accrued pension (asset)
  liability recorded in the
  consolidated balance
  sheets.......................     $(2,514)        $19,383         $ 3,682         $13,962         $(2,516)       $  24,478
                                 ----------       ---------      ----------       ---------      ----------       ----------
                                 ----------       ---------      ----------       ---------      ----------       ----------

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

     The actuarial assumptions used in determining pension expense and the funded status information shown above were as follows:

                                                                          TWELVE MONTHS     SIX MONTHS
                                                  YEAR ENDED JUNE 30,         ENDED           ENDED
                                                 ---------------------    DECEMBER 31,     DECEMBER 31,
                                                 1991    1992     1993        1993             1993
                                                 ----    ----     ----    -------------    ------------
Discount rate:
  Domestic plans..............................     8%      8 %      8 %       7.5-8%           7.5-8%
  Foreign plans...............................    10%      9 %    7-9 %         7-9%             7-8%
Rate of salary progression:
  Domestic plans..............................     6%      6 %      6 %           6%               6%
  Foreign plans...............................     4%    1-5 %    3-5 %         3-5%             3-5%
Long-term rate of return on assets:
  Domestic plans..............................     9%      9 %      9 %           9%               9%
  Foreign plans...............................    10%      9 %      9 %         8-9%               8%

     Plan assets include cash equivalents, common and preferred stock, and government and corporate debt securities.

     Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions," required the Company to record a minimum liability as of June 30, 1992, June 30, 1993 and December 31, 1993. As of December 31, 1993, the Company recorded a long-term liability of $11,105,000, an intangible asset of $5,157,000, which is included with other assets, and a reduction in stockholders' equity of $4,164,000, net of income taxes of $1,784,000.

     The Company also sponsors defined contribution plans and participates in Government sponsored programs in certain foreign countries. Contributions are determined as a percentage of each covered employee's salary. The Company also participates in multi-employer pension plans for certain of its hourly employees and contributes to those plans based on collective bargaining agreements. The aggregate cost of the defined contribution and multi-employer pension plans charged to operations was $1,001,000, $1,093,000, $1,335,000, $1,712,000 and
$1,002,000 for the years ended June 30, 1991, 1992 and 1993 and the twelve and six months ended December 31, 1993, respectively.

(12) POST-RETIREMENT BENEFITS

     On July 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 106, "Employers Accounting for Post-retirement Benefits Other Than Pensions" for its domestic plans. This standard, which must be adopted for foreign plans no later than 1995, requires that the expected cost of post-retirement benefits be charged to expense during the years in which the employees render service to the Company.

     The Company's domestic post-retirement plans generally provide for the continuation of medical benefits for all employees who complete 10 years of service after age 45 and retire from the Company at age 55 or older. The Company does not fund its post-retirement benefit obligation. Rather, payments are made as costs are incurred by covered retirees.

     As of July 1, 1993, the Company's accumulated post-retirement benefit obligation was approximately $31,925,000. Because the Company had previously recorded a liability of $6,277,000 related to these benefits, the net transition obligation, which will be amortized over 20 years, was $25,648,000. The following table sets forth a reconciliation of the funded status of the accrued post-retirement benefits liability to the related

                   LEAR SEATING CORPORATION AND SUBSIDIARIES amounts recorded in the financial statements as of December 31, 1993, excluding the amounts related to the acquisition of the NAB as discussed below (in thousands):

        Accumulated Post-retirement Benefit Obligation ("APBO"):
          Retirees.........................................................   $ 10,776
          Fully eligible active plan participants..........................      4,051
          Other active participants........................................     19,783
        Unamortized Transition Obligation..................................    (25,007)
                                                                              --------
        Liability Recorded in the Balance Sheet (includes current liability
          of $675).........................................................   $  9,603
                                                                              --------
                                                                              --------

     Components of the Company's post-retirement benefit expense based upon an adoption date of July 1, 1993 for the indicated periods were as follows (in thousands):

                                                                    YEAR         SIX MONTHS
                                                                   ENDED           ENDED
                                                                DECEMBER 31,    DECEMBER 31,
                                                                    1993            1993
                                                                ------------    ------------
        Service cost.........................................      $1,719          $1,719
        Interest cost on APBO................................       1,313           1,313
        Amortization of transition obligation................         641             641
                                                                ------------    ------------
        Net post-retirement benefit expense..................      $3,673          $3,673
                                                                ------------    ------------
                                                                ------------    ------------

     The APBO as of December 31, 1993 was calculated using an assumed discount rate of 7.5%. Health care costs were assumed to rise 13.8% in 1994, with the assumed rate increase decreasing by 1% per year to a minimum of 6.4% in 2008. To illustrate the significance of these assumptions, a rise in the assumed rate of health care cost increases of 1% each year would increase the APBO as of December 31, 1993 by $4,702,000 and increase the net post-retirement benefit expense by $577,000 for the six months ended December 31, 1993.

     In connection with the acquisition of the NAB (Note 6) the Company assumed certain post-retirement obligations. Accordingly, a liability for the estimated APBO of $965,000 was recorded in purchase accounting.

     Prior to July 1, 1993, post-retirement benefit costs were expensed as incurred. Benefit payments were approximately $1,076,000, $883,000, $826,000, $758,000 and $400,000 for the years ended June 30, 1991, 1992 and 1993 and for the twelve and six months ended December 31, 1993.

     In November 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 112, "Employers Accounting for Post-Employment Benefits." This statement requires that employers accrue the cost of post-employment benefits during the employees' active service. The Company will adopt this statement effective January 1, 1994. The Company believes that the adoption of this statement will not have a material effect on its financial position of results of operations.

(13) COMMITMENTS AND CONTINGENCIES

     The Company is the subject of various lawsuits, claims and environmental contingencies. In addition, the Company has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("Superfund"), for the cleanup of contamination from hazardous substances at three Superfund sites, and may incur indemnification obligations for cleanup at two additional sites. In the opinion of management, the expected liability resulting from these matters is adequately covered by amounts accrued, and will not have a material adverse effect on the Company's consolidated financial position or future results of operations.

     Two of the Company's European subsidiaries factor their accounts receivable with a bank subject to limited recourse provisions and is charged a discount fee equal to the current LIBOR rate plus 1%. The

                   LEAR SEATING CORPORATION AND SUBSIDIARIES amount of such factored receivables, which was not included in accounts receivable in the consolidated balance sheet at December 31, 1993, was approximately $38,485,000.

     Lease commitments at December 31, 1993 under noncancelable operating leases with terms exceeding one year are as follows (in thousands):

        1994................................................................   $15,802
        1995................................................................    13,300
        1996................................................................     8,987
        1997................................................................     7,666
        1998................................................................     6,905
        1999 and thereafter.................................................    41,233
                                                                               -------
          Total.............................................................   $93,893
                                                                               -------
                                                                               -------

     The Company's operating leases cover principally buildings and transportation equipment. Rent expense incurred under all operating leases and charged to operations was $4,760,000, $8,598,000, $11,573,000, $12,599,000 and
$6,529,000 for the years ended June 30, 1991, 1992 and 1993 and the twelve and six months ended December 31, 1993, respectively.

     In January 1992, the Company entered into an agreement with Volvo Personvagnar AB ("Volvo") to either purchase or cause a third party to purchase certain real property from Volvo. From January 1, 1992 until September 1992, the Company accounted for the transaction as a financing lease. In September 1992, the City of Bengtsfors, Sweden purchased this property from Volvo and subsequently leased it to LS-Sweden for a term of 15 years. The lease with the City of Bengtsfors requires quarterly lease payments of approximately $500,000, and is accounted for as an operating lease. These payments are included in the table above.

(14) WARRANTS, STOCK OPTIONS AND COMMON STOCK SUBJECT TO REDEMPTION

  Warrants

     In 1988, the Company sold warrants exercisable into 3,300,000 shares of common stock. The warrants, which entitle the holder to receive one share of common stock for no additional consideration, became exercisable on December 1, 1993. None of the warrants have been exercised as of December 31, 1993.

  1988 Stock Option Plan

     At December 31, 1993, 2,131,272 options granted under a stock option plan dated September 29, 1988 were issued and outstanding. The options vested over a three-year period and are currently exercisable at $1.29 per share. The difference between the exercise price and the market value at the date of grant was amortized to expense over the vesting period.

  1992 Stock Option Plan

     Under the 1992 stock option plan, the Company may grant up to 1,914,000 stock options to the management investors and certain other management personnel. During fiscal 1993, the Company granted 1,376,100 of these options. On December 31, 1993, the remaining 537,900 options under this plan were granted. Pursuant to a plan amendment effective December 31, 1993, all of the options became immediately vested and will generally become exercisable at $5 per share on September 28, 1996.

     Stock option expense for the six months and twelve months ended December 31, 1993 was approximately $14,474,000, and is included in incentive stock and other compensation expense in the accompanying statements of operations. The expense recognized reflects the immediate vesting of the previously unvested

                   LEAR SEATING CORPORATION AND SUBSIDIARIES options on December 31, 1993, based on the estimated market value of the common stock of the Company of $13.64 per share.

     In addition to the stock option expense, incentive stock and other compensation expense in the accompanying statements of operations includes $3,542,000 in special management bonuses approved by the Board of Directors as of December, 1993.

     The changes in the number of options outstanding for the periods indicated are as follows:

                                                                       TWELVE MONTHS    SIX MONTHS
                                          YEAR ENDED JUNE 30,              ENDED          ENDED
                                   ---------------------------------   DECEMBER 31,    DECEMBER 31,
                                     1991        1992        1993          1993            1993
                                   ---------   ---------   ---------   -------------   ------------
        Options outstanding at
          beginning of period....  2,232,186   2,309,868   2,131,272     3,507,372       3,507,372
          Options Granted........     97,086          --   1,376,100       537,900         537,900
          Options Revoked........     19,404     178,596          --            --              --
                                   ---------   ---------   ---------   -------------   ------------
        Options outstanding at
          end of period..........  2,309,868   2,131,272   3,507,372     4,045,272       4,045,272
                                   ---------   ---------   ---------   -------------   ------------
                                   ---------   ---------   ---------   -------------   ------------

     Under the terms of the Stockholders' and Registration Rights Agreement, shares of common stock held by certain management investors are subject to redemption at the option of the holder in the event of death, disability and certain events of termination, as defined in the agreement. In such event, the redemption price is the higher of cost or fair market value, as defined, as of the date of the exercise of the option. Shares subject to such a redemption option at December 31, 1993 total 990,033, distributed among 33 investors (Note
18).

     Because no public market exists for the common stock of the Company and no fair market value appraisal of the common stock had been performed, shares subject to limited rights of redemption were stated at cost of $3.03 per share as of June 30, 1991. At June 30, 1992 and June 30, 1993, these shares are stated at $5 per share, representing the maximum estimated fair market value of the stock based on the price per share in the September 1991 capitalization transaction (Note 5) and the sale of common stock in July 1992 (Note 4). At December 31, 1993, the shares are stated at $13.64 per share, representing an estimated market value of the common stock of the Company. In the accompanying consolidated balance sheets, common stock subject to redemption is stated net of the related notes receivable from sale of common stock.

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

(15) GEOGRAPHIC SEGMENT DATA

     Worldwide operations are divided into four geographic segments -- United States, Canada, Europe and Mexico. The European geographic segment includes operations in Austria, Finland, France, Germany, Sweden and the United Kingdom. Geographic segment information is as follows (in thousands):

                                                                          TWELVE          SIX
                                                                          MONTHS         MONTHS
                                        YEAR ENDED JUNE 30,               ENDED          ENDED
                                ------------------------------------   DECEMBER 31,   DECEMBER 31,
                                   1991         1992         1993          1993           1993
                                ----------   ----------   ----------   ------------   ------------
        Net sales:
          United States.......  $  490,611   $  684,979   $  847,133    $1,060,555     $  587,064
          Canada..............     360,705      427,457      389,924       397,488        179,695
          Europe..............     145,540      268,175      434,146       407,488        191,844
          Mexico..............     128,880      173,383      203,218       208,647        106,410
          Intersegment
             sales............     (40,417)    (131,254)    (117,911)     (123,890)       (59,795)
                                ----------   ----------   ----------   ------------   ------------
                                $1,085,319   $1,422,740   $1,756,510    $1,950,288     $1,005,218
                                ----------   ----------   ----------   ------------   ------------
                                ----------   ----------   ----------   ------------   ------------
        Operating Income:
          United States.......  $    6,181   $   32,002   $   51,752    $   61,283     $   27,081
          Canada..............      35,303       14,695       15,308        25,628         12,128
          Europe..............      (3,667)       2,952       (3,907)       (9,668)        (7,608)
          Mexico..............       8,206        7,172       17,900        20,326          8,213
          Unallocated(a)......      (1,353)          12           --       (18,016)       (18,016)
                                ----------   ----------   ----------   ------------   ------------
                                $   44,670   $   56,833   $   81,053    $   79,553     $   21,798
                                ----------   ----------   ----------   ------------   ------------
                                ----------   ----------   ----------   ------------   ------------
        Identifiable Assets:
          United States.......  $  341,676   $  350,694   $  369,982    $  679,686     $  679,686
          Canada..............     209,813      197,371      200,195       180,144        180,144
          Europe..............     112,982      179,482      181,077       170,838        170,838
          Mexico..............      53,525       64,572       59,130        68,249         68,249
          Unallocated(b)......      11,674        7,765        9,825        14,377         14,377
                                ----------   ----------   ----------   ------------   ------------
                                $  729,670   $  799,884   $  820,209    $1,113,294     $1,113,294
                                ----------   ----------   ----------   ------------   ------------
                                ----------   ----------   ----------   ------------   ------------

- -------------------------
(a) Unallocated Operating Income consists of incentive stock and other compensation expense (Note 14).

(b) Unallocated Identifiable Assets consist of deferred financing fees.

     The net assets of foreign subsidiaries were $169,461,000, $236,019,000, $215,255,000 and $231,691,000 at June 30, 1991, 1992 and 1993 and December 31,
1993, respectively. The Company's share of foreign net income (loss) was $8,438,000, $7,544,000, $8,508,000, $6,034,000 and $(2,412,000) for the years ended June 30, 1991, 1992 and 1993 and for the twelve and six months ended December 31, 1993, respectively.

     A majority of the Company's sales are to automobile manufacturing companies. The following is a summary of the percentage of net sales to major customers:

                                                                       TWELVE MONTHS     SIX MONTHS
                                               YEAR ENDED JUNE 30,         ENDED           ENDED
                                               --------------------    DECEMBER 31,     DECEMBER 31,
                                               1991    1992    1993        1993             1993
                                               ----    ----    ----    -------------    ------------
        General Motors Corporation..........    51%     52%     48%          45%             42%
        Ford Motor Company..................    26      22      22           28              33

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

     In addition, a significant portion of remaining sales are to the above automobile manufacturing companies through various other automotive suppliers or to affiliates of these automobile manufacturing companies. The majority of the Company's accounts receivable are due from the customers listed above.

(16) QUARTERLY FINANCIAL DATA (UNAUDITED)(A)

                                      THIRTEEN
                                        WEEKS        THIRTEEN WEEKS    THIRTEEN WEEKS    THIRTEEN WEEKS
                                        ENDED            ENDED             ENDED             ENDED
                                    SEPTEMBER 28,     DECEMBER 28,       MARCH 28,          JUNE 30,
                                        1991              1991              1992              1992
                                    -------------    --------------    --------------    --------------
        Net sales................     $ 284,431         $359,725          $339,233          $439,351
        Gross profit.............        17,761           27,164            25,244            45,472
        Income (loss) before
          extraordinary item.....       (14,689)             926            (4,667)            1,300
        Net income (loss)........       (15,103)             926            (4,667)           (3,386)
        Income (loss) before
          extraordinary item per
          common share...........         $(.88)            $.03             $(.15)             $.04
        Net income (loss) per
          common share...........         $(.90)            $.03             $(.15)            $(.11)

                                   FOURTEEN WEEKS    THIRTEEN WEEKS    THIRTEEN WEEKS    THIRTEEN WEEKS
                                       ENDED             ENDED             ENDED             ENDED
                                     OCTOBER 3,        JANUARY 2,         APRIL 3,          JUNE 30,
                                      1992(B)           1993(B)             1993              1993
                                   --------------    --------------    --------------    --------------
        Net sales...............      $359,136          $452,304          $458,022          $487,048
        Gross profit............        21,415            33,104            40,224            57,756
        Income (loss) before
          extraordinary item....       (12,291)            1,520             6,120            14,765
        Net income (loss).......       (12,291)            1,520             6,120            14,765
        Income (loss) before
          extraordinary item per
          common share..........         $(.36)             $.04              $.15              $.37
        Net income (loss) per
          common share..........         $(.36)             $.04              $.15              $.37

                                                              THIRTEEN WEEKS    THIRTEEN WEEKS
                                                                  ENDED             ENDED
                                                                OCTOBER 2,       DECEMBER 31,
                                                                   1993              1993
                                                              --------------    --------------
        Net sales..........................................      $399,066          $606,152
        Gross profit.......................................        21,827            50,408
        Income (loss) before extraordinary item............       (10,829)          (12,203)
        Net income (loss)..................................       (11,364)          (23,352)
        Income (loss) before extraordinary item per common
          share............................................         $(.31)            $(.34)
        Net income (loss) per common share.................         $(.32)            $(.66)

- -------------------------
(a) Dollar amounts are in thousands, except per share data.

(b) The provision for national income taxes for the fourteen weeks ended October 3, 1992 and the thirteen weeks ended January 2, 1993 were approximately $1,687,000 and $2,763,000, respectively.

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

(17) FINANCIAL INSTRUMENTS

     The Company hedges certain foreign currency risks through the use of forward foreign exchange contracts and options. Such contracts are deemed as and are effective as hedges of the related transactions. As such, gains and losses from these contracts are deferred and are recognized on the settlement date, consistent with the related transactions. As of December 31, 1993, the Company and its subsidiaries have contracted to exchange up to $107,000,000 U.S. for fixed amounts of Canadian dollars. In addition, the Company and its subsidiaries have contracted to purchase 4,000,000 British Pounds for fixed amounts of German Marks. The contracts mature during 1994.

     The historical cost of certain of the Company's financial instruments varies from the fair values of these instruments. The instruments listed below have fair values which differ significantly from their carrying values. The carrying values of all other financial instruments approximate the fair values of such instruments.

                               ITEM                          CARRYING VALUE     FAIR VALUE
        --------------------------------------------------   --------------    ------------
        German Term Loan..................................    $   7,592,000    $  8,869,000
        Senior Subordinated Notes.........................      125,000,000     136,250,000
        Subordinated Debentures...........................      135,000,000     143,100,000

     Fair values of financial instruments were determined as follows:

          Cash, Accounts Receivable, Accounts Payable and Notes Payable -- Fair values were estimated to be equal to carrying values because of the short-term, highly liquid nature of these instruments.

          Senior Indebtedness -- Fair values were determined based on rates currently available to the Company for similar borrowings of the same maturities.

          Subordinated Debt -- Fair values were determined by reference to market prices of the securities in recent public transactions.

(18) STOCK SPLIT, INITIAL PUBLIC OFFERING AND AMENDMENT TO STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT -- SUBSEQUENT EVENTS


     On March 2, 1994, the Company's Board of Directors approved a 33 to 1 split of the common stock of the Company to be effective no later than June 1, 1994. All references to the numbers of shares of common stock, stock options and income (loss) per share in the accompanying financial statements and notes thereto have been adjusted to give effect to the split as though it had already occurred.


     The weighted average number of common shares outstanding for the years ended June 30, 1991, 1992 and 1993 and for the twelve and six months ended December 31, 1993 were 16,493,499; 27,768,312; 40,049,064; 35,500,014; and
35,500,014, respectively. Shares exercisable under the 1988 Stock Option Plan, 1992 Stock Option Plan, and the warrants (Note 14) are included in the weighted average share calculation for the year ended June 30, 1993. These shares are not included in the calculation of weighted average common shares outstanding in other periods as their impact would be anti-dilutive.

     The Board of Directors also approved an initial public offering of the Company's common stock. Upon consummation of the offering, the Stockholders and Registration Rights Agreement will be amended in order to, among other things, relax certain restrictions on transfers of common stock owned by the parties to the agreement and remove the rights of certain management investors to require the Company to redeem their stock upon death, disability and certain events of termination.

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


(a) Exhibits:
- -------------
  *  1.1 --      Form of U.S. Underwriting Agreement.
  *  1.2 --      Form of International Underwriting Agreement.
  *  1.3 --      Form of Power of Attorney and Custody Agreement of the Selling Stockholder
                 dated as of               , 1994
  *  3.1 --      Certificate of Incorporation of Lear Seating Corporation ("Lear" or the
                 "Company"), as currently in effect on September 30, 1988 (incorporated by reference to Exhibit 3.1 to Holdings' and Lear's Registration Statement on
                 Form S-1 (No. 33-25256)).
  *  3.2 --      Certificate of Amendment as filed on May 15, 1990 to the Certificate of
                 Incorporation of Lear (incorporated by reference to Exhibit 3.2 to Holdings'
                 and Lear's Registration Statement on Form S-1 (No. 33-47867)).
  *  3.3 --      Form of Restated Certificate of Incorporation of Lear to be filed prior to the consummation of the Offerings (incorporated by reference to Exhibit 3.3 to the
                 Company's Transition Report on Form 10-K filed on March 31, 1994).
  *  3.4 --      Amended and Restated By-laws of Lear.
  *  3.5 --      Merger Agreement dated December 31, 1993, by and between Lear and Holdings
                 (incorporated by reference to Exhibit 3.4 to Lear's Registration Statement on
                 Form S-1 (No. 33-51317)).
  *  4.1 --      Indenture by and between Lear and The First National Bank of Boston, as
                 Trustee, relating to the 8 1/4% Subordinated Notes (incorporated by reference to Exhibit 4.1 to the Company's Transition Report on Form 10-K filed on March
                 31, 1994).
  *  4.2 --      Form of 11 1/4% Senior Subordinated Note Indenture dated as of July 15, 1992 between Lear and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to Holdings' and Lear's Registration Statement on Form S-1 (No.
                 33-47867)).
  *  5.1 --      Opinion of Winston & Strawn, special counsel to the Company.
  * 10.1 --      Amended and Restated Credit Agreement dated as of October 25, 1993 (the
                 "Credit Agreement") among Holdings, Lear, Chemical Bank, as agent for the bank parties thereto, and Bankers Trust Company, The Bank of Nova Scotia, Citicorp
                 USA, Inc. and Lehman Commercial Paper Inc., as managing agents (incorporated by reference to Exhibit 4 to the Company's Quarterly Report on Form 10-Q for
                 the quarter ended October 2, 1993).
  * 10.2 --      Amendment No. 1 to the Credit Agreement dated as of January 27, 1994
                 (incorporated by reference to Exhibit 10 to Lear's Current Report on Form 8-K dated February 11, 1994).
  * 10.3 --      Credit Agreement dated as of March 8, 1989, as amended June 21, 1989 (the
                 "Canadian Credit Agreement"), between Lear Seating Canada, Ltd. and The Bank of Nova Scotia with respect to the establishment of credit facilities
                 (incorporated by reference to Exhibit 10.28 to Lear's Annual Report on Form
                 10-K for the year ended June 30, 1989).
  * 10.4 --      Amendment dated September 13, 1989 to the Canadian Credit Agreement
                 (incorporated by reference to Exhibit 10.30 to Lear's Quarterly Report on Form
                 10-Q for the quarter ended September 30, 1989).
  * 10.5 --      Amendment dated March 28, 1990 to the Canadian Credit Agreement (incorporated by reference to Exhibit 10.11 to Holdings' and Lear's Registration Statement
                 on Form S-1 (No. 33-47867)).
  * 10.6 --      Amendment dated October 11, 1990 to the Canadian Credit Agreement
                 (incorporated by reference to Exhibit 10.12 to Holdings' and Lear's
                 Registration Statement on Form S-1 (No. 33-47867)).
  * 10.7 --      Amendment dated January 23, 1992 to the Canadian Credit Agreement
                 (incorporated by reference to Exhibit 10.13 to Holdings' and Lear's
                 Registration Statement on Form S-1 (No. 33-47867)).

(a) Exhibits:
- -------------
  * 10.8 --      Senior Executive Incentive Compensation Plan of Lear (incorporated by reference to Exhibit 10.14 to Holdings' and Lear's Registration Statement on
                 Form S-1
                 (No. 33-47867)).
  * 10.9 --      Management Incentive Compensation Plan of Lear (incorporated by reference to
                 Exhibit 10.15 to Holdings' and Lear's Registration Statement on Form S-1
                 (No. 33-47867)).
  *10.10 --      Form of Warrant Agreement dated as of December 15, 1988 between Holdings and
                 Norwest Bank, N.A., as Warrant Agent (incorporated by reference to Exhibit 4.3 to Holdings' and Lear's Registration Statement on Form S-1 (No. 33-25256)).
  *10.11 --      Stock Option Agreement dated as of September 29, 1988 between Holdings and certain management investors (the "Management Investors") (incorporated by reference to Exhibit 10.6 to Holdings' and Lear's Registration Statement on
                 Form S-1 (No. 33-25256)).
  *10.12 --      Employment Agreement dated September 29, 1988 between Lear and Kenneth L. Way
                 (incorporated by reference to Exhibit 10.7 to Holdings' and Lear's
                 Registration Statement on Form S-1 (No. 33-25256)).
  *10.13 --      Employment Agreement dated September 29, 1988 between Lear and Robert E.
                 Rossiter (incorporated by reference to Exhibit 10.8 to Holdings' and Lear's
                 Registration Statement on Form S-1 (No. 33-25256)).
  *10.14 --      Employment Agreement dated September 29, 1988 between Lear and James H.
                 Vandenberghe (incorporated by reference to Exhibit 10.9 to Holdings' and
                 Lear's Registration Statement on Form S-1 (No. 33-25256)).
  *10.15 --      Employment Agreement dated September 29, 1988 between Lear and James A.
                 Hollars (incorporated by reference to Exhibit 10.10 to Holdings' and Lear's
                 Registration Statement on Form S-1 (No. 33-25256)).
  *10.16 --      Employment Agreement dated September 29, 1988 between Lear and Randal T.
                 Murphy (incorporated by reference to Exhibit 10.12 to Holdings' and Lear's
                 Registration Statement on Form S-1 (No. 33-25256)).
  *10.17 --      Employment Agreement dated as of September 29, 1988 between Lear and Ted E.
                 Melson (incorporated by reference to Exhibit 10.13 to Holdings' and Lear's
                 Registration Statement on Form S-1 (No. 33-25256)).
  *10.18 --      Employment Agreement dated June 1, 1992 between Lear and Donald J. Stebbins
                 (incorporated by reference to Exhibit 10.17 to Lear's Registration Statement on Form S-1 (No. 33-51317)).
  *10.19 --      Amendments to Employment Agreements dated as of September 21, 1991 by and between Lear and each of Messrs. Way, Vandenberghe, Rossiter, Hollars, Melson and Murphy (incorporated by reference to Exhibit 28.7 to Holdings' Current
                 Report on Form 8-K dated September 24, 1991).
  *10.20 --      Stock Purchase Agreement dated July 25, 1990 by and between Fair Haven
                 Industries, Inc., Bradley D. Osgood, Robert Michelin and LS Acquisition
                 Corporation No. 24. (incorporated by reference to Exhibit 10.34 to Holdings'
                 Annual Report on Form 10-K for the year ended June 30, 1991).
  *10.21 --      Purchase Agreement dated July, 1990 by and between Fairfax Industries, Inc.
                 and LS Acquisition Corporation No. 24 (incorporated by reference to Exhibit
                 10.37 to the Company's Annual Report on Form 10-K for the year ended June 30,
                 1991).
  *10.22 --      Amended and Restated Stockholders and Registration Rights Agreement dated as of September 27, 1991 by and among Holdings, the Lehman Funds, Lehman Merchant
                 Banking Partners Inc., as representative of the Lehman Partnerships, FIMA
                 Finance Management Inc., a British Virgin Islands corporation, and the
                 Management Investors (incorporated by reference to Exhibit 2.2 to Holdings'
                 Current Report on Form 8-K dated September 24, 1991).

(a) Exhibits:
- -------------
  *10.23 --      Waiver and Agreement dated September 27, 1991, by and among Holdings, Kidder
                 Peabody Group Inc., KP/Hanover Partners 1988, L.P., General Electric Capital
                 Corporation, FIMA Finance Management Inc., a Panamanian corporation, FIMA
                 Finance Management Inc., a British Virgin Islands corporation, MH Capital
                 Partners Inc., successor by merger and name change to MH Equity Corp.,
                 SO.PA.F. Societa Partecipazioni Finanziarie S.p.A., INVEST Societa Italiana
                 Investimenti S.p.A., the Lehman Partnerships and the Management Investors
                 (incorporated by reference to Exhibit 2.3 to Holdings' Current Report on Form
                 8-K dated September 24, 1991).

  *10.24 --      Form of Amendment to Amended and Restated Stockholders and Registration Rights
                 Agreement dated as of March 31, 1994 (incorporated by reference to Exhibit
                 10.24 to the Company's Transition Report on Form 10-K filed on March 31,
                 1994).

  *10.25 --      1992 Stock Option Plan (incorporated by reference to Exhibit 10.7 to Lear's
                 Annual Report on Form 10-K for the year ended June 30, 1993).

  *10.26 --      Form of Amendment to 1992 Stock Option Plan dated March   , 1994 (incorporated
                 by reference to Exhibit 10.26 to the Company's Transition Report on Form 10-K
                 filed on March 31, 1994).

  *10.27 --      Form of 1994 Stock Option Plan (incorporated by reference to Exhibit 10.27 to the Company's Transition Report on Form 10-K filed on March 31, 1994).

  *10.28 --      Stock Purchase Agreement dated as of July 21, 1992 among the Company, the
                 Lehman Funds and FIMA Finance Management Inc., a British Virgin Islands
                 corporation (incorporated by reference to Exhibit 10.33 to Holdings' and
                 Lear's Registration Statement on Form S-1 (No. 33-47867)).

  *10.29 --      Asset Purchase & Supply Agreement dated as of November 18, 1991 between Lear
                 Seating Sweden, AB and Volvo Car Corporation (incorporated by reference to
                 Exhibit 10.34 to Holdings' and Lear's Registration Statement on Form S-1 (No.
                 33-47867)).

  *10.30 --      Purchase Agreement dated as of November 1, 1993 between the Company and Ford
                 Motor Company (incorporated by reference to Exhibit 10 to the Company's
                 Quarterly Report on Form 10-Q for the quarter ended October 2, 1993).

  * 11.1 --      Computation of income (loss) per share.

  * 21.1 --      List of subsidiaries of the Company.

    23.1 --      Consent of Arthur Andersen & Co. dated April 4, 1994.

  * 23.2 --      Consent of Coopers & Lybrand dated April 1, 1994.

  * 23.3 --      Consent of Winston & Strawn (included in Exhibit 5.1).

  * 24.1 --      Powers of Attorney.

  * 99.1 --      Consent of Mr. Washkowitz.


- -------------------------
* Previously filed.

(b) Financial Statement Schedules:

    Lear Seating Corporation and Subsidiaries

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

Schedule II -- Amounts Receivable from Employees
Schedule V -- Property, Plant and Equipment
Schedule VI -- Accumulated Depreciation of Property, Plant and Equipment
Schedule VII -- Guarantees of Securities of Other Issuers
Schedule VIII -- Valuation and Qualifying Accounts
Schedule X -- Supplementary Income Statement Information

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan on April 4, 1994.


                                          LEAR SEATING CORPORATION

                                          By:         /s/ KENNETH L. WAY
                                               ------------------------------
                                                         Kenneth L. Way
                                                   Chairman of the Board and
                                                    Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the following persons in the capacities and on the dates indicated:


               SIGNATURE                                  TITLE                       DATE
               ---------                                  -----                       ----
           /s/ KENNETH L. WAY               Chairman of the Board and            April 4, 1994
     ---------------------------------      Chief Executive Officer
               Kenneth L. Way               (Principal Executive Officer)

                       *                    President and Director               April 4, 1994
     ---------------------------------
             Robert E. Rossiter

       /s/ JAMES H. VANDENBERGHE            Executive Vice President and         April 4, 1994
     ---------------------------------      Secretary (Principal Financial
           James H. Vandenberghe            and Principal Accounting Officer)

                       *                    Director                             April 4, 1994
     ---------------------------------
            Larry W. McCurdy

                       *                    Director                             April 4, 1994
     ---------------------------------
             N. Peter Ruys

                       *                    Director                             April 4, 1994
     ---------------------------------
             Gian Andrea Botta

                       *                    Director                             April 4, 1994
     ---------------------------------
                Eliot Fried

                       *                    Director                             April 4, 1994
     ---------------------------------
              Robert W. Shower

                       *                    Director                             April 4, 1994
     ---------------------------------
             Jeffrey P. Hughes

                       *                    Director                             April 4, 1994
     ---------------------------------
             David P. Spalding

                       *                    Director                             April 4, 1994
     ---------------------------------
               James A. Stern

                       *                    Director                             April 4, 1994
     ---------------------------------
             Gordon C. Davidson

*By:    /s/ JAMES H. VANDENBERGHE
     ---------------------------------
            James H. Vandenberghe
               Attorney-in-Fact

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Lear Seating Corporation:


     We have audited in accordance with generally accepted auditing standards the consolidated financial statements of LEAR SEATING CORPORATION AND SUBSIDIARIES ("the Company") included in this registration statement and have issued our report thereon dated February 10, 1994 (except with respect to the matters discussed in Note 18, as to which the date is March 2, 1994). Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules on pages S-2 through S-7 are the responsibility of the Company's management and are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



                                                /s/ ARTHUR ANDERSEN & CO.



                                                  ARTHUR ANDERSEN & CO.


Detroit, Michigan
     February 10, 1994 (Except with
     respect to the matters discussed
     in Note 18 to the consolidated
     financial statements, as to which
     the date is March 2, 1994.)

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

              SCHEDULE II -- AMOUNTS RECEIVABLE FROM EMPLOYEES(A)
                                 (IN THOUSANDS)

                                                             BALANCE AT                               BALANCE AT
                                                             BEGINNING                                   END
                      NAME OF PERSON                         OF PERIOD     ADDITIONS    DEDUCTIONS    OF PERIOD
- ----------------------------------------------------------   ----------    ---------    ----------    ----------
FOR THE YEAR ENDED JUNE 30, 1991:
  K. Way, Chairman and Chief Executive Officer............     $  368        $  42        $   --        $  410
  R. Rossiter, President and Chief Operating Officer......        368           42            --           410
  J. Vandenberghe, Executive Vice President, Chief
    Financial Officer and Secretary.......................        123           14            --           137
  J. Hollars, Senior Vice President -- International
    Operations............................................        123           14            --           137
  T. Melson, Senior Vice President -- Manufacturing
    Planning..............................................        123           14            --           137
  R. Murphy, Vice President and General Manager --
    Chrysler/BMW Operations...............................        123           14            --           137
  R. Williams, Vice President -- European JIT
    Operations............................................        123           14            --           137
                                                             --------      -------      --------      --------
                                                               $1,351        $ 154        $   --        $1,505
                                                             --------      -------      --------      --------
                                                             --------      -------      --------      --------
FOR THE YEAR ENDED JUNE 30, 1992:
  K. Way, Chairman and Chief Executive Officer............     $  410        $  36        $   --        $  446
  R. Rossiter, President and Chief Operating Officer......        410           36            --           446
  J. Vandenberghe, Executive Vice President, Chief
    Financial Officer and Secretary.......................        137           12            --           149
  J. Hollars, Senior Vice President -- International
    Operations............................................        137           12            --           149
  T. Melson, Senior Vice President -- Manufacturing
    Planning..............................................        137           12            --           149
  R. Murphy, Vice President and General Manager --
    Chrysler/BMW Operations...............................        137           12            --           149
  R. Williams, Vice President -- European JIT
    Operations............................................        137           --          (137)           --
                                                             --------      -------      --------      --------
                                                               $1,505        $ 120        $ (137)       $1,488
                                                             --------      -------      --------      --------
                                                             --------      -------      --------      --------
FOR THE YEAR ENDED JUNE 30, 1993:
  K. Way, Chairman and Chief Executive Officer............     $  446        $  34        $   --        $  480
  R. Rossiter, President and Chief Operating Officer......        446           34            --           480
  J. Vandenberghe, Executive Vice President, Chief
    Financial Officer and Secretary.......................        149           11            --           160
  J. Hollars, Senior Vice President -- International
    Operations............................................        149           11            --           160
  T. Melson, Senior Vice President -- Manufacturing
    Planning..............................................        149           11            --           160
  R. Murphy, Vice President and General Manager --
    Chrysler/BMW Operations...............................        149           11            --           160
                                                             --------      -------      --------      --------
                                                               $1,488        $ 112        $   --        $1,600
                                                             --------      -------      --------      --------
                                                             --------      -------      --------      --------
FOR THE SIX MONTHS ENDED DECEMBER 31, 1993:
  K. Way, Chairman and Chief Executive Officer............     $  480        $  18        $   --        $  498
  R. Rossiter, President and Chief Operating Officer......        480           18            --           498
  J. Vandenberghe, Executive Vice President, Chief
    Financial Officer and Secretary.......................        160            6            --           166
  J. Hollars, Senior Vice President -- International
    Operations............................................        160            6            --           166
  T. Melson, Senior Vice President -- Manufacturing
    Planning..............................................        160            6            --           166
  R. Murphy, Vice President and General Manager --
    Chrysler/BMW Operations...............................        160            6            --           166
                                                             --------      -------      --------      --------
                                                               $1,600        $  60        $   --        $1,660
                                                             --------      -------      --------      --------
                                                             --------      -------      --------      --------

- -------------------------
(A) Long-term notes were issued in connection with the sale of stock to certain management investors. These notes, including accrued interest, mature on January 31, 1997 and bear interest at a rate of prime plus 1 1/2% through December 31, 1993.

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

                  SCHEDULE V -- PROPERTY, PLANT AND EQUIPMENT
                                 (IN THOUSANDS)

                                     BALANCE AT                                                    BALANCE AT
                                     BEGINNING     ADDITIONS                         OTHER            END
           DESCRIPTION               OF PERIOD      AT COST       RETIREMENTS      CHANGES(B)      OF PERIOD
- ----------------------------------   ----------    ---------      -----------      ----------      ----------
FOR THE YEAR ENDED JUNE 30, 1991:
  Land............................    $  12,697    $      --       $    (900)       $    499        $  12,296
  Buildings and improvements......       58,490        5,487          (1,532)          2,989           65,434
  Machinery and equipment.........      126,579       15,376          (4,194)          2,546          140,307
  Construction in progress........        2,334           29(a)         (440)              1            1,924
                                     ----------    ---------      -----------      ----------      ----------
                                      $ 200,100    $  20,892       $  (7,066)       $  6,035(c)     $ 219,961
                                     ----------    ---------      -----------      ----------      ----------
                                     ----------    ---------      -----------      ----------      ----------
FOR THE YEAR ENDED JUNE 30, 1992:
  Land............................    $  12,296    $   1,626       $    (205)       $      1        $  13,718
  Buildings and improvements......       65,434       14,608            (244)           (546)          79,252
  Machinery and equipment.........      140,307       22,014          (1,746)           (452)         160,123
  Construction in progress........        1,924          478(a)         (197)            939            3,144
                                     ----------    ---------      -----------      ----------      ----------
                                      $ 219,961    $  38,726(e)    $  (2,392)       $    (58)(d)    $ 256,237
                                     ----------    ---------      -----------      ----------      ----------
                                     ----------    ---------      -----------      ----------      ----------
FOR THE YEAR ENDED JUNE 30, 1993:
  Land............................    $  13,718    $   1,474       $  (1,608)       $   (179)       $  13,405
  Buildings and improvements......       79,252        3,722          (9,004)           (955)          73,015
  Machinery and equipment.........      160,123       27,353          (3,303)         (3,965)         180,208
  Construction in progress........        3,144         (954)(a)         (47)            (49)           2,094
                                     ----------    ---------      -----------      ----------      ----------
                                      $ 256,237    $  31,595       $ (13,962)(f)    $ (5,148)       $ 268,722
                                     ----------    ---------      -----------      ----------      ----------
                                     ----------    ---------      -----------      ----------      ----------
FOR THE SIX MONTHS ENDED DECEMBER
  31, 1993:
  Land............................    $  13,405    $  18,417       $      (7)       $   (526)       $  31,289
  Buildings and improvements......       73,015       43,523              --          (2,024)         114,514
  Machinery and equipment.........      180,208       49,650         (13,988)         (5,216)         210,654
  Construction in progress........        2,094        2,964(a)           --             (28)           5,030
                                     ----------    ---------      -----------      ----------      ----------
                                      $ 268,722    $ 114,554(g)    $ (13,995)       $ (7,794)       $ 361,487
                                     ----------    ---------      -----------      ----------      ----------
                                     ----------    ---------      -----------      ----------      ----------

- -------------------------
(a) Net of transfers to various property, plant and equipment categories.

(b) Includes changes due to fluctuations in foreign currency exchange rates.

(c) Amount includes $5,977,000 of additions to property, plant and equipment through acquisitions (Note 6 to the financial statements).

(d) Amount includes $234,000 of additions to property, plant and equipment through acquisitions (Note 6 to the financial statements).

(e) Amount includes $10,800,000 of additions to property, plant and equipment through a financing lease obligation (Note 13 to the financial statements).

(f) Amount includes $10,800,000 of retirement of property, plant and equipment through release from a financing lease obligation (Note 13 to the financial statements).

(g) Amount includes $85,565,000 of additions to property, plant and equipment through acquisitions (Note 6 to the financial statements).

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

                    SCHEDULE VI -- ACCUMULATED DEPRECIATION
                        OF PROPERTY, PLANT AND EQUIPMENT
                                 (IN THOUSANDS)

                                             BALANCE AT                                              BALANCE AT
                                             BEGINNING     ADDITIONS                     OTHER          END
               DESCRIPTION                   OF PERIOD      AT COST     RETIREMENTS    CHANGES(A)    OF PERIOD
- ------------------------------------------   ----------    ---------    -----------    ----------    ----------
FOR THE YEAR ENDED JUNE 30, 1991:
  Buildings and improvements..............    $   3,985     $ 2,429       $  (180)      $     (1)     $   6,233
  Machinery and equipment.................       27,246      20,519        (2,086)          (133)        45,546
                                             ----------    ---------    -----------    ----------    ----------
                                              $  31,231     $22,948       $(2,266)      $   (134)     $  51,779
                                             ----------    ---------    -----------    ----------    ----------
                                             ----------    ---------    -----------    ----------    ----------
FOR THE YEAR ENDED JUNE 30, 1992:
  Buildings and improvements..............    $   6,233     $ 2,892       $  (219)      $    (69)     $   8,837
  Machinery and equipment.................       45,546      23,336        (1,177)           190         67,895
                                             ----------    ---------    -----------    ----------    ----------
                                              $  51,779     $26,228       $(1,396)      $    121      $  76,732
                                             ----------    ---------    -----------    ----------    ----------
                                             ----------    ---------    -----------    ----------    ----------
FOR THE YEAR ENDED JUNE 30, 1993:
  Buildings and improvements..............    $   8,837     $ 3,202       $  (294)      $   (149)     $  11,596
  Machinery and equipment.................       67,895      27,904        (2,328)        (1,540)        91,931
                                             ----------    ---------    -----------    ----------    ----------
                                              $  76,732     $31,106       $(2,622)      $ (1,689)     $ 103,527
                                             ----------    ---------    -----------    ----------    ----------
                                             ----------    ---------    -----------    ----------    ----------
FOR THE SIX MONTHS ENDED DECEMBER 31,
  1993:
  Building and improvements...............    $  11,596     $ 1,655       $  (331)      $   (269)     $  12,651
  Machinery and equipment.................       91,931      15,456        (7,157)        (2,351)        97,879
                                             ----------    ---------    -----------    ----------    ----------
                                              $ 103,527     $17,111       $(7,488)      $ (2,620)     $ 110,530
                                             ----------    ---------    -----------    ----------    ----------
                                             ----------    ---------    -----------    ----------    ----------

- -------------------------
(a) Includes changes due to fluctuations in foreign currency exchange rates.

                     LEAR SEATING CORPORATION AND SUBSIDIARIES

             SCHEDULE VII -- GUARANTEES OF SECURITIES OF OTHER ISSUERS

                                                         TOTAL AMOUNT
                               TITLE OF ISSUE OF        GUARANTEED AND
     NAME OF ISSUER          SECURITIES GUARANTEED       OUTSTANDING         NATURE OF GUARANTEE
- ------------------------    ------------------------    --------------     ------------------------
General Seating of          Letter of credit              $1,995,000       Guarantee of payment of
  America, Inc.               securing an Economic                           amounts outstanding on
                              Development Revenue                            guaranteed obligations
                              Bond, Series 1988
General Seating of          Banker's Acceptance           $4,258,000       Guarantee of payment of
  Canada, Ltd.                                                               unsecured bank loan
                                                        ------------
                                                          $6,253,000
                                                        ------------
                                                        ------------

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

               SCHEDULE VIII -- VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                             BALANCE AT                                              BALANCE AT
                                             BEGINNING                                   OTHER          END
               DESCRIPTION                   OF PERIOD     ADDITIONS    RETIREMENTS    CHANGES(A)    OF PERIOD
- ------------------------------------------   ----------    ---------    -----------    ----------    ----------
FOR THE YEAR ENDED JUNE 30, 1991:
  Valuation of accounts deducted from
     related assets:
     Allowance for doubtful accounts......    $     32      $   170       $  (103)       $   --       $     99
     Reserve for unmerchantable
       inventories........................         681        2,321        (1,663)          (24)         1,315
     Deferred tax asset valuation
       allowance..........................      18,105           --            --            --         18,105
                                             ----------    ---------    -----------    ----------    ----------
                                              $ 18,818      $ 2,491       $(1,766)       $  (24)      $ 19,519
                                             ----------    ---------    -----------    ----------    ----------
                                             ----------    ---------    -----------    ----------    ----------
FOR THE YEAR ENDED JUNE 30, 1992:
  Valuation of accounts deducted from
     related assets:
     Allowance for doubtful accounts......    $     99      $   206       $   (68)       $    2       $    239
     Reserve for unmerchantable
       inventories........................       1,315        2,840        (1,740)          (34)         2,381
     Deferred tax asset valuation
       allowance..........................      18,105        6,104            --            --         24,209
                                             ----------    ---------    -----------    ----------    ----------
                                              $ 19,519      $ 9,150       $(1,808)       $  (32)      $ 26,829
                                             ----------    ---------    -----------    ----------    ----------
                                             ----------    ---------    -----------    ----------    ----------
FOR THE YEAR ENDED JUNE 30, 1993:
  Valuation of accounts deducted from
     related assets:
     Allowance for doubtful accounts......    $    239      $   473       $  (187)       $   (9)      $    516
     Reserve for unmerchantable
       inventories........................       2,381        1,390        (1,976)          (56)         1,739
     Deferred tax asset valuation
       allowance..........................      24,209        8,345        (2,446)           --         30,108
                                             ----------    ---------    -----------    ----------    ----------
                                              $ 26,829      $10,208       $(4,609)       $  (65)      $ 32,363
                                             ----------    ---------    -----------    ----------    ----------
                                             ----------    ---------    -----------    ----------    ----------
FOR THE SIX MONTHS ENDED DECEMBER 31,
  1993:
  Valuation of accounts deducted from
     related assets:
     Allowance for doubtful accounts......    $    516      $   318       $  (144)       $  (46)      $    644
     Reserve for unmerchantable
       inventories........................       1,739          617          (243)         (180)         1,933
     Deferred tax asset valuation
       allowance..........................      30,108       22,959        (1,613)           --         51,454
                                             ----------    ---------    -----------    ----------    ----------
                                              $ 32,363      $23,894       $(2,000)       $ (226)      $ 54,031
                                             ----------    ---------    -----------    ----------    ----------
                                             ----------    ---------    -----------    ----------    ----------

- -------------------------
(a) Includes changes due to fluctuations in foreign currency exchange rates.

                   LEAR SEATING CORPORATION AND SUBSIDIARIES

            SCHEDULE X -- SUPPLEMENTARY INCOME STATEMENT INFORMATION
                                 (IN THOUSANDS)

                                                                                              FOR THE
                                FOR THE        FOR THE        FOR THE         FOR THE        SIX MONTHS
                              YEAR ENDED     YEAR ENDED     YEAR ENDED     TWELVE MONTHS       ENDED
                               JUNE 30,       JUNE 30,       JUNE 30,      DECEMBER 31,     DECEMBER 31,
                                 1991           1992           1993            1993             1993
                              -----------    -----------    -----------    -------------    ------------
Charged to costs and
  expenses -- Maintenance
  and repairs...............    $15,294        $20,545        $24,883         $26,181         $ 13,739

     Amounts charged to costs and expenses for (1) taxes, other than payroll and income taxes, (2) royalties, and (3) advertising costs have been omitted since each is less than 1% of net sales.

                               INDEX TO EXHIBITS


                                                                                     SEQUENTIALLY
 EXHIBIT                                                                               NUMBERED
 NUMBER                                     EXHIBIT                                      PAGE
- ---------    ---------------------------------------------------------------------   ------------
*  1.1 --    Form of U.S. Underwriting Agreement.
*  1.2 --    Form of International Underwriting Agreement.
*  1.3 --    Form of Power of Attorney and Custody Agreement of the Selling
             Stockholder dated as of        , 1994
*  3.1 --    Certificate of Incorporation of Lear Seating Corporation ("Lear" or
             the "Company"), as currently in effect on September 30, 1988
             (incorporated by reference to Exhibit 3.1 to Holdings' and Lear's
             Registration Statement on Form S-1 (No. 33-25256)).
*  3.2 --    Certificate of Amendment as filed on May 15, 1990 to the Certificate of Incorporation of Lear (incorporated by reference to Exhibit 3.2 to
             Holdings' and Lear's Registration Statement on Form S-1 (No.
             33-47867)).
*  3.3 --    Form of Restated Certificate of Incorporation of Lear to be filed prior to the consummation of the Offerings (incorporated by reference to Exhibit 3.3 to the Company's Transition Report on Form 10-K filed on March 31, 1994).
*  3.4 --    Amended and Restated By-laws of Lear.
*  3.5 --    Merger Agreement dated December 31, 1993, by and between Lear and
             Holdings (incorporated by reference to Exhibit 3.4 to Lear's
             Registration Statement on Form S-1 (No. 33-51317)).
*  4.1 --    Indenture by and between Lear and The First National Bank of Boston, as Trustee, relating to the 8 1/4% Subordinated Notes (incorporated by reference to Exhibit 4.1 to the Company's Transition Report on
             Form 10-K filed on March 31, 1994).
*  4.2 --    Form of 11 1/4% Senior Subordinated Note Indenture dated as of July
             15, 1992 between Lear and The Bank of New York, as Trustee
             (incorporated by reference to Exhibit 4.1 to Holdings' and Lear's
             Registration Statement on Form S-1 (No. 33-47867)).
*  5.1 --    Opinion of Winston & Strawn, special counsel to the Company.
* 10.1 --    Amended and Restated Credit Agreement dated as of October 25, 1993
             (the "Credit Agreement") among Holdings, Lear, Chemical Bank, as agent for the bank parties thereto, and Bankers Trust Company, The
             Bank of Nova Scotia, Citicorp USA, Inc. and Lehman Commercial Paper
             Inc., as managing agents (incorporated by reference to Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the quarter ended
             October 2, 1993).
* 10.2 --    Amendment No. 1 to the Credit Agreement dated as of January 27, 1994
             (incorporated by reference to Exhibit 10 to Lear's Current Report on
             Form 8-K dated February 11, 1994).
* 10.3 --    Credit Agreement dated as of March 8, 1989, as amended June 21, 1989
             (the "Canadian Credit Agreement"), between Lear Seating Canada, Ltd.
             and The Bank of Nova Scotia with respect to the establishment of credit facilities (incorporated by reference to Exhibit 10.28 to
             Lear's Annual Report on Form 10-K for the year ended June 30, 1989).
* 10.4 --    Amendment dated September 13, 1989 to the Canadian Credit Agreement
             (incorporated by reference to Exhibit 10.30 to Lear's Quarterly
             Report on Form 10-Q for the quarter ended September 30, 1989).
* 10.5 --    Amendment dated March 28, 1990 to the Canadian Credit Agreement
             (incorporated by reference to Exhibit 10.11 to Holdings' and Lear's
             Registration Statement on Form S-1 (No. 33-47867)).
* 10.6 --    Amendment dated October 11, 1990 to the Canadian Credit Agreement
             (incorporated by reference to Exhibit 10.12 to Holdings' and Lear's
             Registration Statement on Form S-1 (No. 33-47867)).

                                                                                     SEQUENTIALLY
 EXHIBIT                                                                               NUMBERED
 NUMBER                                     EXHIBIT                                      PAGE
- ---------    ---------------------------------------------------------------------   ------------
* 10.7 --    Amendment dated January 23, 1992 to the Canadian Credit Agreement
             (incorporated by reference to Exhibit 10.13 to Holdings' and Lear's
             Registration Statement on Form S-1 (No. 33-47867)).
* 10.8 --    Senior Executive Incentive Compensation Plan of Lear (incorporated by reference to Exhibit 10.14 to Holdings' and Lear's Registration
             Statement on Form S-1 (No. 33-47867)).
* 10.9 --    Management Incentive Compensation Plan of Lear (incorporated by reference to Exhibit 10.15 to Holdings' and Lear's Registration
             Statement on Form S-1 (No. 33-47867)).
*10.10 --    Form of Warrant Agreement dated as of December 15, 1988 between
             Holdings and Norwest Bank, N.A., as Warrant Agent (incorporated by reference to Exhibit 4.3 to Holdings' and Lear's Registration
             Statement on Form S-1 (No. 33-25256)).
*10.11 --    Stock Option Agreement dated as of September 29, 1988 between
             Holdings and certain management investors (the "Management
             Investors") (incorporated by reference to Exhibit 10.6 to Holdings'
             and Lear's Registration Statement on Form S-1 (No. 33-25256)).
*10.12 --    Employment Agreement dated September 29, 1998 between Lear and
             Kenneth L. Way (incorporated by reference to Exhibit 10.7 to
             Holdings' and Lear's Registration Statement on Form S-1 (No.
             33-25256)).
*10.13 --    Employment Agreement dated September 29, 1988 between Lear and Robert
             E. Rossiter (incorporated by reference to Exhibit 10.8 to Holdings'
             and Lear's Registration Statement on Form S-1 (No. 33-25256)).
*10.14 --    Employment Agreement dated September 29, 1988 between Lear and James
             H. Vandenberghe (incorporated by reference to Exhibit 10.9 to
             Holdings' and Lear's Registration Statement on Form S-1 (No.
             33-25256)).
*10.15 --    Employment Agreement dated September 29, 1988 between Lear and James
             A. Hollars (incorporated by reference to Exhibit 10.10 to Holdings'
             and Lear's Registration Statement on Form S-1 (No. 33-25256)).
*10.16 --    Employment Agreement dated September 29, 1988 between Lear and Randal
             T. Murphy (incorporated by reference to Exhibit 10.12 to Holdings'
             and Lear's Registration Statement on Form S-1 (No. 33-25256)).
*10.17 --    Employment Agreement dated as of September 29, 1988 between Lear and
             Ted E. Melson (incorporated by reference to Exhibit 10.13 to
             Holdings' and Lear's Registration Statement on Form S-1 (No.
             33-25256)).
*10.18 --    Employment Agreement dated June 1, 1992 between Lear and Donald J.
             Stebbins (incorporated by reference to Exhibit 10.17 to Lear's
             Registration Statement on Form S-1 (No. 33-51317)).
*10.19 --    Amendments to Employment Agreements dated as of September 21, 1991 by and between Lear and each of Messrs. Way, Vandenberghe, Rossiter,
             Hollars, Melson and Murphy (incorporated by reference to Exhibit 28.7 to Holdings' Current Report on Form 8-K dated September 24, 1991).
*10.20 --    Stock Purchase Agreement dated July 25, 1990 by and between Fair
             Haven Industries, Inc., Bradley D. Osgood, Robert Michelin and LS
             Acquisition Corporation No. 24. (incorporated by reference to Exhibit
             10.34 to Holdings' Annual Report on Form 10-K for the year ended June
             30, 1991).
*10.21 --    Purchase Agreement dated July, 1990 by and between Fairfax
             Industries, Inc. and LS Acquisition Corporation No. 24 (incorporated by reference to Exhibit 10.37 to the Company's Annual Report on Form
             10-K for the year ended June 30, 1991).

                                                                                     SEQUENTIALLY
 EXHIBIT                                                                               NUMBERED
 NUMBER                                     EXHIBIT                                      PAGE
- ---------    ---------------------------------------------------------------------   ------------
*10.22 --    Amended and Restated Stockholders and Registration Rights Agreement
             dated as of September 27, 1991 by and among Holdings, the Lehman
             Funds, Lehman Merchant Banking Partners Inc., as representative of the Lehman Partnerships, FIMA Finance Management Inc., a British
             Virgin Islands corporation, and the Management Investors
             (incorporated by reference to Exhibit 2.2 to Holdings' Current Report on Form 8-K dated September 24, 1991).
*10.23 --    Waiver and Agreement dated September 27, 1991, by and among Holdings,
             Kidder Peabody Group Inc., KP/Hanover Partners 1988, L.P., General
             Electric Capital Corporation, FIMA Finance Management Inc., a
             Panamanian corporation, FIMA Finance Management Inc., a British
             Virgin Islands corporation, MH Capital Partners Inc., successor by merger and name change to MH Equity Corp., SO.PA.F. Societa
             Partecipazioni Finanziarie S.p.A., INVEST Societa Italiana
             Investimenti S.p.A., the Lehman Partnerships and the Management
             Investors (incorporated by reference to Exhibit 2.3 to Holdings'
             Current Report on Form 8-K dated September 24, 1991).
*10.24 --    Form of Amendment to Amended and Restated Stockholders and
             Registration Rights Agreement dated as of March 31, 1994
             (incorporated by reference to Exhibit 10.24 to the Company's
             Transition Report on Form 10-K filed on March 31, 1994).
*10.25 --    1992 Stock Option Plan (incorporated by reference to Exhibit 10.7 to
             Lear's Annual Report on Form 10-K for the year ended June 30, 1993).
*10.26 --    Form of Amendment to 1992 Stock Option Plan dated March   , 1994
             (incorporated by reference to Exhibit 10.26 to the Company's
             Transition Report on Form 10-K filed on March 31, 1994).
*10.27 --    Form of 1994 Stock Option Plan (incorporated by reference to Exhibit
             10.27 to the Company's Transition Report on Form 10-K filed on March
             31, 1994).
*10.28 --    Stock Purchase Agreement dated as of July 21, 1992 among the Company, the Lehman Funds and FIMA Finance Management Inc., a British Virgin
             Islands corporation (incorporated by reference to Exhibit 10.33 to
             Holdings' and Lear's Registration Statement on Form S-1 (No.
             33-47867)).
*10.29 --    Asset Purchase & Supply Agreement dated as of November 18, 1991 between Lear Seating Sweden, AB and Volvo Car Corporation
             (incorporated by reference to Exhibit 10.34 to Holdings' and Lear's
             Registration Statement on Form S-1 (No. 33-47867)).
*10.30 --    Purchase Agreement dated as of November 1, 1993 between the Company and Ford Motor Company (incorporated by reference to Exhibit 10 to the Company's Quarterly Report on Form 10-Q for the quarter ended
             October 2, 1993).
* 11.1 --    Computation of income (loss) per share.
* 21.1 --    List of subsidiaries of the Company.
  23.1 --    Consent of Arthur Andersen & Co. dated April 4, 1994.
* 23.2 --    Consent of Coopers & Lybrand dated April 1, 1994.
* 23.3 --    Consent of Winston & Strawn (included in Exhibit 5.1).
* 24.1 --    Powers of Attorney.
* 99.1 --    Consent of Mr. Washkowitz.


- -------------------------
* Previously filed.